EXHIBIT 2.2

                   ASSET PURCHASE AGREEMENT






                           between




                 PAYLESS SHOESOURCE, INC.



                            and




                JBI, INC. AND J. BAKER, INC.



                 Dated as of January 13, 1997


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
I.  DEFINITIONS...................................................................................................1
II.  PURCHASE OF THE LEASES.......................................................................................7
         2.1      Purchase and Sale of Leases.....................................................................7
         2.2      Purchase Price for Leases.......................................................................7
         2.3      Mechanics of Lease Assignments..................................................................7
         2.4      Seller's Representations and Warranties Specific to Stores......................................8
                  (a)      Condition..............................................................................8
                  (b)      Obtaining Consents.....................................................................8
                  (c)      Omitted................................................................................8
                  (d)      Notice of Violations...................................................................8
                  (e)      Restrictions on Use....................................................................8
                  (f)      No Default.............................................................................9
                  (g)      Copies of Leases.......................................................................9
                  (h)      No Mechanics Liens.....................................................................9
                  (i)      Environmental Conditions...............................................................9
                  (j)      Title to Leases........................................................................9
                  (k)      Exclusive Possession...................................................................9
         2.5      Documentation..................................................................................10
         2.6      Utilities and Licenses.........................................................................10
         2.7      Notices........................................................................................10
III.  PURCHASE OF INVENTORY......................................................................................11
         3.1      Purchase and Sale of Inventory.................................................................11
         3.2      Inventory Purchase Price.......................................................................11
         3.3      Inventory Warranties and Indemnities...........................................................11
         3.4      Delivery of Inventory From Warehouse...........................................................12
         3.5      Layaways, Gift Certificates, Coupons, Frequent Shopper Program and
                     Vouchers....................................................................................12
         3.6      Inventory and Pricing Documentation............................................................12
         3.7      Inventory Audit................................................................................13
                  (a)      Estimated Inventory...................................................................13
                  (b)      Excluded Merchandise..................................................................14
                  (c)      Procedures............................................................................14
                  (d)      Auditor's Report......................................................................15
                  (e)      Auditor's Fee.........................................................................15
                  (f)      Parties' Expenses.....................................................................15
                  (g)      Reconciliation........................................................................15
         3.8      Return Procedures..............................................................................16
IV.    PURCHASE ORDERS...........................................................................................16
         4.1      Purchase and Sale of Purchase Orders...........................................................16
         4.2      Purchase Price for Purchase Orders.............................................................16
         4.3      Mechanics of Purchase Order Assignments........................................................16
         4.4      Liabilities with Respect to Purchase Orders....................................................16
         4.5      Reports regarding Purchase Orders and Inventory on Order.......................................16
         4.6      Delivery of Inventory on Order.................................................................16
         4.7      Paid Purchase Orders and Agency Commissions....................................................17
         4.8      Letters of Credit..............................................................................17
V.  PURCHASE OF OTHER TANGIBLE ASSETS............................................................................17
         5.1      Purchase and Sale of Other Tangible Assets.....................................................17
         5.2      Purchase Price for Other Tangible Assets.......................................................18
         5.3      FF&E Audit.....................................................................................18
         5.4      Purchase of FF&E and Store Supplies in the Warehouse...........................................18
VI.  PURCHASE OF CONTRACTS AND PREPAIDS..........................................................................19
         6.1      Purchase and Sale of Contracts and Prepaids....................................................19
         6.2      Assumption of Contracts........................................................................19
         6.3      Mechanics for Assignment of Contracts..........................................................19
         6.4      Seller's Representations and Warranties Specific to the Contracts and ...........................
                     Prepaids....................................................................................19
                  (a)      Contracts.............................................................................19
                  (b)      Prepaids..............................................................................20
VII.  INTELLECTUAL PROPERTY......................................................................................20
         7.1      Purchase and Sale of Intellectual Property.....................................................20
         7.2      Noninfringement by Inventory and Inventory On Order............................................20
         7.3      Seller's Warranties and Representations Specific to the Intellectual
                  Property.......................................................................................20
                  (a)      Title.................................................................................20
                  (b)      Infringement..........................................................................21
                  (c)      Exclusive Use.........................................................................21
                  (d)      Validity..............................................................................21
                  (e)      Adverse Claims........................................................................21
                  (f)      Disputes..............................................................................21
                  (g)      Trade Secrets.........................................................................21
VIII.    REPRESENTATIONS AND WARRANTIES OF SELLER................................................................22
         8.1      Corporate Power and Authority..................................................................22
         8.2      Due Authorization..............................................................................22
         8.3      Litigation.....................................................................................22
         8.4      No Conflict....................................................................................22
         8.5      Governmental Authorities.......................................................................23
         8.6      Binding Obligation.............................................................................23
         8.7      [Omitted]......................................................................................23
         8.8      Division Financial Statements..................................................................23
         8.9      Undisclosed Liabilities........................................................................23
         8.10     No Adverse Change..............................................................................24
         8.11     Title to and Condition of Properties...........................................................24
         8.12     Taxes..........................................................................................24
         8.13     [Omitted]......................................................................................25
         8.14     [Omitted]......................................................................................25
         8.15     Contracts and Commitments......................................................................25
         8.16     Compliance with Laws...........................................................................26
         8.17     Employee Benefit Plans.........................................................................27
         8.18     [Omitted]......................................................................................27
         8.19     Restrictions...................................................................................27
         8.20     [Omitted]......................................................................................27
         8.21     Completeness of Disclosure.....................................................................27
         8.22     [Omitted]......................................................................................27

         8.23     Accuracy of Documents..........................................................................28
         8.24     Preparation of Other Financial Data............................................................28
         8.25     Labor..........................................................................................28
         8.26     Related Party Transactions.....................................................................28
         8.27     Child and Forced Labor.........................................................................28
         8.28     No Foreign Person..............................................................................28
         8.29     No Affiliates..................................................................................28
IX.  BUYER'S REPRESENTATIONS AND WARRANTIES......................................................................29
         9.1      Corporate Power and Authority..................................................................29
         9.2      Due Authorization..............................................................................29
         9.3      Litigation.....................................................................................29
         9.4      No Conflict....................................................................................29
         9.5      Binding Obligation.............................................................................29
         9.6      Governmental Authorities.......................................................................29
X.  OPERATIONS PRIOR TO CLOSING..................................................................................30
         10.1     Ordering of Merchandise........................................................................30
         10.2     Inventory Levels...............................................................................30
         10.3     Undelivered Inventory..........................................................................30
         10.4     Inventory Processing...........................................................................30
         10.5     Granting of Encumbrances.......................................................................30
         10.6     Operation in the Ordinary Course...............................................................30
         10.7     Material Decisions.............................................................................31
         10.8     Leases.........................................................................................31
         10.9     Access.........................................................................................31
         10.10    Insurance......................................................................................31
         10.11    Premises Work..................................................................................31
         10.12    [Omitted]......................................................................................32
         10.13    POS Devices, Etc...............................................................................32
         10.14     Litigation Files..............................................................................32
XI.  EMPLOYEES...................................................................................................32
         11.1     Termination of Employees by Seller.............................................................32
         11.2     Benefits for Active and Former Employees.......................................................33
         11.3     Termination Benefits...........................................................................33
         11.4     Hiring of Employees by Buyer...................................................................33
         11.5     Indemnification for Employee Claims............................................................33
         11.6     Employee Information...........................................................................34
XII.  PURCHASE PRICE.............................................................................................34
         12.1     Purchase Price for the Assets..................................................................34
                  (a)      Inventory.............................................................................34
                  (b)      Other Tangible Assets.................................................................34
                  (c)      Leases................................................................................34
                  (d)      Contracts and Prepaids................................................................34
                  (e)      Intellectual Property.................................................................34
                  (f)      FF&E and Store Supplies in Warehouse..................................................34
         12.2     Payment of the Purchase Price for the Assets at the Closing....................................35
                  (a)      Inventory.............................................................................35
                  (b)      Other Tangible Assets.................................................................35
                  (c)      Intellectual Property.................................................................35
         12.3     Escrow.........................................................................................35
         12.4     [Omitted]......................................................................................36
         12.5     Tax Allocation of Purchase Price...............................................................36
         12.6     Payment of Other Amounts.......................................................................36
XIII.  ASSUMPTION OF SPECIFIED LIABILITIES.......................................................................36
         13.1     Assumption of Specified Liabilities............................................................36
         13.2     Excluded Liabilities...........................................................................37
         13.3     Indemnification for Excluded Liabilities.......................................................38
XIV.  CONDITIONS OF BUYER'S OBLIGATION TO CLOSE..................................................................38
         14.1     Omitted........................................................................................38
         14.2     Representations True as of the Closing Date....................................................38
         14.3     Compliance with Agreements and Covenants.......................................................39
         14.4     Opinion of Counsel.............................................................................39
         14.5     Expiration of HSR Waiting Period...............................................................39
         14.6     Other Agreements...............................................................................39
         14.7     Actions or Proceedings.........................................................................39
         14.8     Termination of Employees.......................................................................40
         14.9     Qualitative and Quantitative Delivered Store Minimum...........................................40
XV.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE..................................................................40
         15.1     Consents and Approvals.........................................................................40
         15.2     Representations True as of Closing Date........................................................40
         15.3     Compliance with Agreements and Covenants.......................................................40
         15.4     Opinion of Counsel.............................................................................41
         15.5     Expiration of HSR Waiting Period...............................................................41
         15.6     Other Agreements...............................................................................41
         15.7     Actions or Proceedings.........................................................................41
         15.8     Qualitative and Quantitative Delivered Store Minimum...........................................41
         15.9     Issuance of Buyer's Backup L/C's...............................................................42
XVI.  CLOSING....................................................................................................42
         16.1     Closing........................................................................................42
         16.2     Deliveries by Seller...........................................................................42
                  (a)      Satisfactory Assignments..............................................................42
                  (b)      Documents of Transfer.................................................................42
                  (c)      Closing Certificate...................................................................42
                  (d)      Opinion of Counsel....................................................................42
                  (e)      The Records and Miscellaneous Assets..................................................43
                  (f)      Possession of Delivered Stores........................................................43
         16.3     Deliveries by Buyer............................................................................43
                  (a)      Closing Payment.......................................................................43
                  (b)      Closing Certificate...................................................................43
                  (c)      Opinion of Counsel....................................................................43
XVII.  TERMINATION...............................................................................................43
         17.1     Termination....................................................................................43
                  (a)      Mutual Consent........................................................................43
                  (b)      By Buyer or Seller....................................................................43
         17.2     Effect of Termination..........................................................................43
XVIII.  NOTICES..................................................................................................44
XIX.  INDEMNIFICATION............................................................................................44
         19.1     Seller's Indemnification of Buyer..............................................................44
         19.2     Buyer's Indemnification of Seller..............................................................45
         19.3     Procedure for Indemnified Third Party Claim....................................................45
         19.4     Limitation and Liability.......................................................................46
         19.5     Survival; Time and Manner of Claims............................................................46
         19.6     Guarantee by Seller's Affiliate................................................................46
XX.  BULK SALES..................................................................................................46
XXI.  BROKERAGE..................................................................................................46
XXII.  PRORATIONS................................................................................................47
         22.1     Prorations Generally...........................................................................47
         22.2     Percentage Rent................................................................................47
         22.3     Payment of Prorations..........................................................................47
         22.4     Transfer Taxes.................................................................................47
XXIII.  EXCLUSIVITY..............................................................................................47
XXIV.  NONCOMPETITION AND CESSATION OF BUSINESS..................................................................47
         24.1     Covenant not to Compete........................................................................47
         24.2     Cessation of Business..........................................................................47
XXV.  MISCELLANEOUS..............................................................................................48
         25.1     Entire Agreement...............................................................................48
         25.2     Assignability..................................................................................48
         25.3     Access to Premises, Books and Records..........................................................48
         25.4     Choice of Law..................................................................................48
         25.5     Severability...................................................................................48
         25.6     Further Assurances.............................................................................49
         25.7     Counterparts...................................................................................49
         25.8     Headings.......................................................................................49
         25.9     No Third Party Beneficiaries...................................................................49
         25.10    Expenses.......................................................................................49
         25.11    Remedies Cumulative............................................................................49
         25.12    Expenses of Litigation.........................................................................49
         25.13    Locative Adverbs...............................................................................50
         25.14    Exhibits.......................................................................................50
         25.15    Waiver of Default..............................................................................50
         25.16    Press Releases and Confidentiality.............................................................50
         25.17    References to Articles and Sections............................................................50
         25.18    Joint Preparation..............................................................................51
         25.19    [Omitted]......................................................................................51
         25.20    Increased Promotional Efforts..................................................................51
         25.21    Former Information.............................................................................51
XXVI.  LIST OF EXHIBITS AND SCHEDULES............................................................................53


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                       ASSET PURCHASE AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of the 13th day of January, 1997, by and between PAYLESS SHOESOURCE, INC., a Missouri corporation ("Buyer"), and JBI, Inc., a Massachusetts corporation ("Subsidiary"), and , J. Baker, Inc. a Massachusetts corporation ("Parent"), (Parent and Subsidiary are, both collectively and singularly, referred to as "Seller").

                              Recitals

         WHEREAS, Seller owns and operates a women's shoes merchandising business through approximately 186 self-service retail stores located in the Eastern and Midwestern United States under the trade name of Parade of Shoes as a division of Subsidiary (the "Division"); and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain inventory, leases and other real property interests, leasehold improvements, furniture, fixtures and equipment, and other assets used in the business, pursuant to the terms and subject to the conditions set forth in this Agreement;

                            Agreements

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

                          I. DEFINITIONS

         In addition to other terms defined elsewhere in this Agreement, the following terms have the meanings set forth below for purposes of this Agreement and all schedules and exhibits attached hereto and incorporated by reference into this Agreement:

                  "Affiliate" means any Person (as defined below) that directly or indirectly controls, is controlled by or is under common control with another Person.

                  "Asset(s)" means any one or more of the Leases, the Inventory, the Purchase Orders, the Other Tangible Assets, the Contracts, the Prepaids, the Intellectual Property and the Assignable Permits.

                  "Assignable Permits" means those Permits which (i) are freely assignable by their terms, or (ii) pursuant to applicable law are freely assignable in accordance with this transaction.

                  "Auditor" means Retail Grocer's Inventory Service (RGIS) or Washington Inventory Service (WIS), as selected by Buyer, who shall conduct the Inventory Audit and who shall be independent from both Buyer and Seller.

                  "Book Value" means the net book value of the applicable Assets, which shall be such Assets' book value net of accumulated depreciation, determined in accordance with Seller's books and records prepared in accordance with Seller's ordinary course of business consistent with past practice as of the Closing Date, but excluding capitalized interest and other internal loads.

                  "Business Day" means any weekday other than a weekday on which banks are authorized to be closed under Kansas or Massachusetts law.

                  "Claims" means any and all claims (in the case of those brought by third parties, whether meritorious or not), losses, liabilities, demands, actions, judgments, damages, costs, fees, fines, penalties or expenses of any kind or nature, including without limitation, reasonable attorneys' fees.

                  "Closing"   means  the   consummation   of  the   transactions
contemplated by this Agreement related to the sale or transfer of the Assets to Buyer.

                  "Closing Date" means the date on which the Closing occurs, but which in any event shall be a date no later than March 31, 1997.

                  "Contracts" means those contracts listed on Schedule 6.4(a) hereto.

                  "Cost Complement"  means 46.5%.

                  "Delivered Store" means each of the Stores for which a Satisfactory Assignment is delivered to Buyer and which is in a condition on the Closing Date which (without taking into account the possible application of the Americans With Disabilities Act) allows Buyer to operate such Store in the ordinary course of business. On the Closing Date, Schedule B shall be attached to this Agreement listing the Delivered Stores.

                  "Division Lines" means those brands and trade names of merchandise set forth on Schedule A.

                  "Encumbrances" means liens, mortgages, security interests, financing statements, liabilities, restrictions, rights of possession, leases, charges, judgments, sale agreements, options, unpaid duties or governmental charges, claims and contracts of any kind or nature whatsoever, but shall not, in any case, include Permitted Encumbrances.

                  "Excluded Merchandise" means (i) any merchandise inventory that is damaged, dirty or shopworn in any manner or to any degree, as well as mismates, near mates and singles as determined by Buyer and Seller or their respective representatives in their reasonable discretion by mutual agreement at the time of the Inventory Audit, (ii) any merchandise inventory being held for return to vendors, (iii) any merchandise inventory delivered to Stores or any warehouse for delivery to the Stores after the date hereof and prior to the Closing Date that would not normally be received in the Division's ordinary course of business consistent with past practices, (iv) any merchandise inventory not from Division Lines, except for "floor buys" that, unless otherwise approved by Buyer in writing, (A) were made in the ordinary course of the Division's business consistent with past practices within the last twelve months, (B) represent less than 3,000 pairs of shoes in the aggregate, and (C) were not purchased or transferred from a retail affiliate of Seller and (v) any merchandise in an Undelivered Store for which Seller is not in a position to provide access to the Inventory in such Undelivered Store to conduct the Inventory Audit and load the Inventory onto a trailer after such Inventory Audit, within five (5) days after the Closing Date.

                  "FF&E" means all furniture, trade fixtures and equipment owned by Seller as of the date of this Agreement, located in any of the Stores, including without limitation signs, fire extinguishers, POS Devices, electronic article surveillance tags and machines, and extra or spare signs and fixtures. A list of the minimum amount of FF&E by Store and owned by Seller is set forth on
Schedule 5.1(b-iii) hereto.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnify" means, as to the matter which is the subject of indemnification, that the indemnifying party shall indemnify, defend, protect and hold the indemnified party and its officers, directors, agents, employees, insurers, bonders, Affiliates, successors and assigns harmless from and against all Claims.

                  "Intellectual  Property"  means  any and all of the  following that are owned or used, other than incidentally (for which purpose manufacturer's and vendor trademarks and similar rights associated with items of Inventory (e.g., "Keds" and "Gloria Vanderbilt") and systems and software used in the administration of the Division shall be considered to be used only incidentally), by Seller in the operation of the Division, including without limitation those listed on Schedule 7.1 hereto: (i) all trademarks, trade names, service marks, copyrights, trade dress, trade secrets, inventions, processes and designs and patents, (ii) all intellectual property licenses, (iii) all other sources of business identifiers and all goodwill associated therewith, (iv) all registrations and recordings of any of the foregoing, (v) all applications for registration of any of the foregoing, and (vi) all renewals of any of the foregoing. A true, accurate and complete list of all trademarks and service marks used other than incidentally in the Division and all other Intellectual Property of a material nature is set forth on Schedule 7.1 hereto.

                  "Inventory" means all inventory with respect to the Stores and in the Warehouse on the Closing Date which is (i) owned by Seller, (ii) held for resale to customers in the ordinary course of the Division's business, (iii) reflected on the books and records of the Division as inventory, subject to verification by the Inventory Audit and (iv) located either in the Stores or in the Warehouse or in transit from the Warehouse to any Store on the Closing Date; provided, however, that no Excluded Merchandise shall be included as Inventory.

                  "Inventory Audit" means a physical count of the Inventory located at the Delivered Stores, the Undelivered Stores and the Warehouse, performed by the Auditor in accordance with Section 3.7.

                  "Inventory Cost" means the cost of each unit of merchandise in the Inventory determined by multiplying the Cost Complement by the Retail Price.

                  "Inventory on Order" means merchandise that is the subject of a Purchase Order.

                  "Inventory Purchase Price" means the purchase price for the Inventory as set forth in Section 3.2 hereof.

                  "Lease" means all leasehold and occupancy rights and related real property interests necessary for the use and enjoyment of a Store and all of the lease documents pursuant to which Seller has leasehold and occupancy rights in a Store or which affect such rights or both, including without limitation any lease document, the term under which has not commenced. A true, accurate and complete list of the Leases is set forth on Schedule 2.4(g)I-and 2.4(g)II hereto.

                  "Lease Assignment" means, with respect to each Lease, an Assignment of Lease from Seller to Buyer in the form and substance of Exhibit A and, where applicable, shall also include the consent and approval of the landlord under such lease in the form and substance of Exhibit A-1.

                  "Leasehold Improvements" means all (i) building improvements and additions that are included within the Stores and (ii) facilities serving the Stores, including without limitation all air conditioners, furnaces, alarm systems, ceilings, floor coverings, ventilating systems, lighting fixtures, water heaters, wash basins, toilet fixtures, utility connections and utility distribution systems. Notwithstanding any other representation, warranty, covenant or agreement herein or in any document or instrument delivered herewith, Buyer acknowledges and agrees that Seller does not have the title to the Leasehold Improvements and that Seller's sole interest therein is to use the Leasehold Improvements as lessee under the applicable Lease. Any representations or warranties herein with respect to title or encumbrance on title shall be deemed to refer, in the case of the Leasehold Improvements, to Seller's rights as lessee therein.

                  "Loss" means damage to, destruction of or notice of the proposed taking by eminent domain of, a Store or any of the Assets.

                  "Other Tangible Assets" has the meaning set forth in
Section 5.1.

                  "Person" means an individual, a firm, corporation, syndicate, trust, partnership or any other business or juridical entity.

                  "POS Devices" means the computerized equipment and related firmware, software, manuals, specifications and other related items used by Seller as of the date of this Agreement in any of the Delivered Stores, or held in inventory for use in the Stores as of the date of this Agreement and as of the Closing Date for purposes of recording sales information from the Stores, and shall include any spare or extra parts for such devices.

                  "Prepaids" means, with respect to a Delivered Store, prepaid expenses determined in accordance with GAAP and that are included in the categories of prepaid expenses listed on Schedule 6.4(b).

                  "Permitted Encumbrances" means the following which do not interfere in a material respect with the right or ability to use or operate the Stores in the manner currently operated: (i) liens for taxes not yet due and payable; (ii) zoning laws and ordinances and similar legal requirements in the manner currently applicable; (iii) rights reserved to any governmental authority to regulate property on which the Stores are located; and, (iv) as to any real property, easements, rights-of-way, securities, permits, restrictions and minor imperfections or irregularities in title.

                  "Purchase Order(s)" means (i) one or more of those valid and binding purchase orders listed on Schedule 4.1, which were placed on or before the date of this Agreement, in the Division's ordinary course of business consistent with past practices, for merchandise inventory to be delivered to the Stores or to the Warehouse to the extent delivery for such purchase orders occurs after the Closing Date and, after the date hereof, shall also mean (ii) those valid and binding purchase orders placed on or after the date of this Agreement in accordance with Section 10.1.

                  "Records" mean, all written data, correspondence, computer files, financial statements, sales and inventory history, lot master file listing each lot and a description therefor, purchase orders, legal files, promotional plans, historical cost complement calculations, employee information, sales plans and other records, written policies, handbooks and instructions, or copies of any of the foregoing that Seller may have or use in the internal operation of the Division, but does not in any such case include any such item which Seller is prohibited by law or regulation from disclosing (including without limitation, employee records).

                  "Retail Price" means, with respect to each unit of Inventory, the price therefor shown on the Seller's 12/14 Official Price List adjusted (i) for promotions effective on 12/14/96 and (ii) by reducing the price to $10.00 for all SKU's priced at $15.00 per unit that are offered for sale, or sold, at two (2) units for $20.00.

                  "Satisfactory Assignment" means, with respect to a Store, the assignment of the applicable Lease which is delivered to Buyer on the Closing Date and shall:

                           (i) be in the substance and form of the Lease Assignment, set forth on Exhibit A as to those Leases identified on
         Schedule 2.4(g)-I and, as to those Leases identified on Schedule 2.4(g)-II a Lease Assignment in the substance and form set forth on Exhibit A-1;

                           (ii) be in a form which maintains all Lease terms, including rent, percentage rent, other charges, and options as currently applicable to Seller as of the date hereof, as set forth in the Lease for such Store except as otherwise amended by the Lease Assignment; and

                           (iii) be without any (A) radius restrictions applicable to Buyer's existing Payless ShoeSource or Payless Kids stores or Buyer's subsequently existing Payless ShoeSource or Payless Kids stores operated in the format historically associated with such trade names or (B) operating covenants which would prevent Buyer's operation of the Store in substantially its current format.

                  "Seller's Best Knowledge" means, with respect to Seller, the informed knowledge after due and reasonable inquiry of Seller or any of its officers, directors, management executives, or any one or more of the above. For the purpose of this definition, the terms officers, directors, or management executives, shall include any person who served or serves in such capacity at any time.

                  "SKU" means the set of merchandise inventory to which a single stock number is assigned and utilized for tracking quantities of Units (as defined below).

                  "Specified Liabilities" has the meaning set forth in
Section 13.1.

                  "Store" means any one or more of the retail shoe stores of the Division listed on Schedule C currently operated by Seller and which shall be operating on the Closing Date, and shall not include any store of Seller not operated as part of the Division as of the date of this Agreement, nor shall it include any retail shoe store, leased or licensed shoe department, manufacturing facility, clearance center, display facility, warehouse or other facility operated by Seller other than those Stores listed on Schedule C.

                  "Store Supplies" means the supplies (such as bags, merchandise receipts, etc.) which Seller has in each Store and, as specifically designated for use in the Division, in the Seller's Warehouse, or which is otherwise designated for a Store, in the Division's ordinary course of business.

                  "Undelivered Stores" means Stores that do not become Delivered Stores pursuant to this Agreement, including, without limitation, any Stores closed by Seller between the date hereof and the Closing Date, any Stores for which the Lease has expired or been terminated on or before the Closing Date and any Stores that, prior to the Closing, became subject to any eminent domain proceedings or order.

                  "Unit" means, with respect to merchandise inventory in a Store, a pair of footwear, an item of apparel or an accessory sold in the Stores in the ordinary course of business.

                  "Warehouse" means the Seller's warehouse located in Canton, Massachusetts and the warehouse in which Seller's dyeable merchandise is stored in Auburn, Maine.

                 II.  PURCHASE OF THE LEASES

         II.1                          Purchase  and Sale of Leases.  Subject
to the terms and conditions of this Agreement, on and as of the Closing Date, Buyer shall purchase from Seller and Seller shall sell to Buyer the Leases for the Delivered Stores.

         II.2 Purchase  Price for Leases                              At the
Closing Buyer shall assume, and thereafter shall pay, perform and discharge in full when due, Seller's obligations under the Leases for the Delivered Stores from and after the Closing Date. Except for such assumption, and except for payments made in respect of the prorations made in accordance with Article XXII, no payment shall be due from Buyer to Seller therefor. Notwithstanding anything in this Agreement or the Lease Assignment to the contrary, Buyer shall not assume (i) any liability arising out of or related to Leases for Undelivered Stores or (ii) any liability, obligation or payment related to or arising out of the performance or non-performance by Seller under any Lease for Delivered Stores for any period prior to the Closing Date or for any event occurring prior to the Closing Date.

          II.3 Mechanics of Lease Assignments.
Upon execution of this Agreement, Seller and Buyer shall cooperate in obtaining Satisfactory Assignments. Seller shall prepare (i) a Lease Assignment in the form shown on Exhibit A-1 for each of the Leases listed on Schedule 2.4(g)-II and (ii) a Lease Assignment in the form of Exhibit A for the remaining Leases. Seller and Buyer shall execute a Lease Assignment for each Lease within seven
(7) days after the date hereof. Seller shall send the Lease Assignments for the Leases listed on Schedule 2.4(g)-II to the Landlords respecting such Leases for execution within three days after the execution by Buyer and Seller of such Lease Assignments. Fully executed Lease Assignments shall become effective upon the Closing but their effectiveness shall be contingent on the occurrence of the Closing. Seller shall diligently proceed at its expense to obtain the Landlord's execution of the Lease Assignments for the Leases listed on Schedule 2.4(g)-II and Buyer shall reasonably cooperate in such efforts.

         II.4 Seller's Representations and Warranties Specific to Stores
                                                  Except as set forth on the
Seller's Disclosure Schedule attached as Schedule 2.4 , each Seller, jointly and severally, represents, warrants, covenants to and agrees with Buyer with respect to each of the Stores that:

                  (a) Condition. Each Store is in good condition and repair, ordinary wear and tear excepted, and is operating in accordance with the Division's ordinary course of business, with its FF&E and Store Supplies intact and with all Leasehold Improvements in good order and repair, ordinary wear and tear excepted, properly functioning and meeting or exceeding all requirements in the applicable Lease.

                  (b)  Obtaining  Consents.  Seller shall use
commercially reasonable efforts, at its cost, to obtain and deliver to Buyer at the Closing a Satisfactory Assignment with respect to each Lease.

                  (c)      Omitted

                  (d) Notice of Violations.  Seller has
not received notice, nor is Seller aware, of any facts or circumstances which would give rise to the issuance of a notice, whether written or oral, since January 1, 1994 with respect to any Store from:
                           (i) any governmental authority regarding any actual or alleged violations of any statute, law, rule, order, regulation, code or ordinance;
                           (ii) any insurance carrier providing coverage with respect to any portion of the Stores regarding conditions which require correction under the terms of existing insurance policies; or
                           (iii) any taxing authority or other governmental agency regarding any proposed or actual assessments for public improvements or proposed or pending eminent domain proceedings.

                  (e) Restrictions on Use. None of the Stores are governed by or subject to: (i) any contractual agreements (other than the Leases) among or between Seller and any third party(ies); (ii) any agreements among or between any other parties; or (iii) any zoning, building, land use or similar legal requirements, limitations or restrictions, which in any of the foregoing in any way limit or prohibit the use of the Stores as retail shoe stores.

                  (f) No Default.             There is no existing default
by Seller or, to Seller's Best Knowledge, by any of Sellers' landlords under the Leases, and no facts exist which, with notice or the passage of time or both, would constitute a default, and Seller has performed, kept and observed all of Seller's obligations under each Lease for each Store.

                  (g) Copies of  Leases.            A true,  accurate and
complete list of the Leases is set forth on Schedule 2.4(g)-I and 2.4(g)-II) hereto. Seller has delivered, or will deliver to Buyer, upon Buyer's request copies of each of the Leases. The Leases so delivered are and shall be true, complete and correct copies of each Lease and accurately reflect and constitute all of the agreements and understandings between Seller and the landlords thereunder with respect to the applicable Store.

                  (h) No Mechanics  Liens.                  . All work which has
been performed in the Stores by or for Seller or for which Seller is liable or may incur liability has been paid for in full (or if payment is not now due, will be paid in full by Seller when due or by the Closing Date, whichever is earlier), there are no disputes concerning the performance of or payment for such work and there has been no such work performed for which mechanic's, materialmen's or other liens may be claimed.

                  (i) Environmental  Conditions.                         None of
the Stores has contained or currently contains (i) any substance, material, chemical or waste which possesses toxic or hazardous characteristics or properties (except for those toxic or hazardous substances, materials, chemicals or wastes necessary or customary to the operation of a retail shoe store in quantities which comply with law and consistent with such use), or (ii) any asbestos which currently requires removal or abatement under existing environmental laws. There are no other environmental conditions currently or at the Closing Date at the Stores, or to Seller's Best Knowledge at any neighboring property, which are reasonably likely to interfere with the operation of a retail shoe store.

                  (j) Title to Leases. Seller owns each Lease and the Leasehold Improvements free and clear of any Encumbrances.

                  (k) Exclusive  Possession.                      Except in each
case for Permitted Encumbrances, there are no subleases, licenses or other possessory interests or occupancy rights by, through or under the Leases, and no third party(ies) or other operations of Seller possess or shall possess any such possessory interests or occupancy rights by, through or under any agreement for the Stores, except as may be arranged by Seller with respect to an Undelivered Store after such time as it has been determined that it will not be a Delivered Store.

         If any notice pursuant to 2.4(d)(i), (d)(ii) or (f) above is received by Seller with respect to any Store after the date hereof and prior to the Closing Date, Seller shall promptly deliver a copy of such notice to Buyer and shall cure or correct any default, violation or condition alleged in such notice before the Closing Date for such Store unless the parties mutually agree that such Store will be an Undelivered Store. If Seller should fail to cure or correct any default, violation or condition alleged in such notice before the Closing Date, then Buyer may, at its option, (i) take any or all necessary and appropriate action to cure or correct such default, violation or condition at Seller's sole cost and expense or (ii) exclude such Lease from the Leases assigned hereunder (and the Store covered by such Lease shall be an Undelivered Store).

         II.5  Documentation          Upon  execution  of this  Agreement,
Seller shall provide Buyer with true, accurate and complete copies of all construction plans, specifications and as-built drawings relating to the Stores in Seller's possession and such supplemental information in connection with all such as-built drawings and documents as are in Seller's possession, in each case to the extent Buyer shall reasonably make a request in connection therewith.

         II.6 Utilities and Licenses                         Seller shall fully
cooperate with and assist Buyer in obtaining all utility permits and services (including without limitation electric, telephone, water and sewer service), licenses and any other permits and services representing a continuation of such permits or services as necessary for Buyer's use of each Store after the Closing Date. Without limiting the generality of the foregoing, Seller shall fully cooperate with and assist Buyer in ensuring the uninterrupted continuity of all existing services, permit Buyer to use any utility services in Seller's name for a reasonable period of time, execute any application for or form documenting the issuance of any application or permit for service, provide any information or records necessary or desirable to facilitate transition of service from Seller to Buyer and use reasonable efforts to take all other actions reasonably requested by Buyer in connection therewith within three (3) Business days of Buyer's request. Buyer shall reimburse Seller for any utility service charges incurred by Seller to the extent such charge relates to the period of time after the Closing Date with respect to the applicable Delivered Store and for any utility service deposits paid by Seller and transferred to Buyer's account pursuant to the applicable utility company's transfer of the service from Seller to Buyer. Seller irrevocably designates Buyer its attorney in fact for the purposes of granting any permission or executing any permits, licenses, applications or other documents necessary or desirable to permit Buyer to maintain the uninterrupted continuity of utility and other services if Seller fails to grant such permissions or execute such permits, applications or documents within the period set forth in this Section.

         II.7  Notices          Until and through the Closing Date, Seller shall
send copies of all notices, consents, requests, approvals, instructions and other communications (excluding Seller's transmittal of routine rent payments) which any Lease provides for or permits to be sent to or by the tenant under the Lease, to Buyer, and addressed to the attention of Buyer's General Counsel.


                         III.  PURCHASE OF INVENTORY

         III.1 Purchase and Sale of InventoryPurchase and Sale of Inventory. Subject to the terms and conditions of this Agreement, on and as of the Closing Date Seller shall sell, assign and transfer to Buyer and Buyer shall purchase and accept all of the Inventory free and clear of all Encumbrances. Seller shall, at Buyer's request, promptly execute with respect to any Inventory, a Bill of Sale in the form of Exhibit B.

         III.2 Inventory Purchase Price. The purchase price for the Inventory (the "Inventory Purchase Price") shall be as follows:

                  (a) For all Inventory with a Seller designated Spring 1997 season code, 100% of the Inventory Cost for such Inventory.

                  (b) For all Inventory with a Seller designated Fall 1996 season code, 70% of the Inventory Cost for such Inventory.

                  (c) For all Inventory with a Seller designated Spring 1996 season code, 60% of all the Inventory Cost for such Inventory.

                  (d) For all Inventory with a Seller designated season code earlier than Spring 1996, 40% of the Inventory Cost for such Inventory.

         Notwithstanding the foregoing, the Inventory Purchase Price for all Inventory located in the Undelivered Stores shall be further reduced by (i) 10%, in the event there are ten (10) or less Undelivered Stores, or by (ii) 20%, in the event there are more then ten (10) Undelivered Stores. To the extent that a Lease for the Undelivered Store has expired or been terminated on or before the Closing Date, Seller shall store the Inventory for such Store in a trailer or in a location in the Seller's Warehouse designated for such Undelivered Store's Inventory. In no event shall Buyer be obligated to purchase Inventory unless the Inventory is counted and examined in the Inventory Audit (except when based on Warehouse shipping records or Store sales records in accordance with Section 3.7(c)).

         III.3  Inventory  Warranties  and  Indemnities.
              Effective as of the Closing, Seller shall assign to Buyer all of Seller's rights, but not obligations, under any purchase orders (not including Purchase Orders) or related documents under which items of the Inventory were originally purchased, including without limitation, the benefits of any warranties or indemnities contained therein. To the extent that any such items may not be assignable, Seller agrees that upon request from Buyer it shall enforce such rights in its own name for the benefit of Buyer and at Buyer's expense.

         III.4  Delivery of Inventory From  Warehouse.
            After effecting the Inventory Audit for the Inventory in the Warehouse as provided herein, Seller, at the direction of Buyer and at Buyer's expense, shall arrange for the delivery of such Inventory, as well as any Store Supplies and FF&E held in inventory in the Seller's Warehouse which are purchased by Buyer under Section 5.4, to any location in the continental United States designated by Buyer. Seller shall pay all costs and expenses incurred in the loading of such Inventory, FF&E and Store Supplies on trailers at Seller's Warehouse. Seller and Buyer agree that Buyer is acquiring all of the Inventory in the Seller's Warehouse, regardless of whether attributable to a Delivered Store or an Undelivered Store.

         III.5 Layaways, Gift Certificates, Coupons, Frequent Shopper Program and Vouchers.

                  (a) Each Seller, jointly and severally, represents, warrants and covenants to Buyer that there are no lay-away contracts with respect to the Inventory sold by the Division as of the date hereof.

                  (b) Buyer shall honor Seller's gift certificates, vouchers and similar customer credits outstanding as of the Closing Date; provided, Seller shall reimburse Buyer promptly upon request (accompanied by delivery of such certificates, vouchers or credits, or copies thereof) for any of such gift certificates, vouchers and similar customer credits redeemed by Buyer after the Closing.

                  (c)  Each  Seller,  jointly  and  severally,   represents  and
covenants that there are no Division coupon, frequent purchaser discount or any other similar programs outstanding.

         III.6  Inventory and Pricing  Documentation
 Prior to or contemporaneously with the execution of this Agreement, Seller has provided Buyer with copies, which Seller represents are true, accurate and complete, of the following reports for all reporting periods of the Division's current and preceding fiscal year which reports were prepared in the ordinary course of business or in response to Buyer's request therefor:

                  (a) Financial reports which reflect calculations of cost complements, all components of Inventory Cost, profit and loss, disposition of merchandise inventory and supporting documentation (including without limitation the Division's merchandise inventory flow statements);

                  (b) The Division's monthly Store merchandise inventory reports, showing (i) quantities of merchandise inventory (and indicating whether such quantities were derived by actual physical counts or by estimates), (ii) merchandise inventory "shrink," (iii) merchandise inventory "turn," (iv) quantities of damaged merchandise inventory and (v) merchandise inventory deliveries and transfers (and with respect to each of the above showing all quantities in Units per SKU);

                  (c) The Division's monthly Store sales reports for each and all of the Stores (or more frequently if prepared more frequently in the Division's ordinary course of business or at any time when requested by Buyer) showing total sales and supplemented at Buyer's request by additional reports showing for each Store (i) total merchandise inventory levels, (ii) merchandise inventory deliveries and (iii) transfers or returns of merchandise inventory (and with respect to each of the above showing all quantities at both cost and at retail, in Units per SKU);

                  (d) The Division's summaries of each Store's occupancy costs, along with all supporting documentation;

                  (e) Weekly retail price files showing retail price by lot or item number for Seller's current fiscal year's fourth quarter; and

                  (f) The Division's monthly merchandise sales plans for fiscal years ending in 1997 and 1998.

         From and after the date of this Agreement and promptly following their preparation by Seller in the Division's ordinary course of business, Seller shall provide Buyer with true, accurate and complete copies of monthly (or more frequently if prepared more frequently in such ordinary course) updates of all materials required to be provided to Buyer under this Section 3.6. Seller represents and warrants that all financial reports, sales reports, additional reports and supporting documentation required under this Article III were prepared in the ordinary course of Seller's business consistent with past practices, or were prepared in good faith in response to a request by Buyer therefor.

         III.7 Inventory Audit.

                  (a)  Estimated  Inventory.                      Prior  to  the
Closing, Seller shall provide to Buyer its estimate of the Inventory by quantity for each SKU to be delivered to Buyer in the "to be" Delivered Stores (by Delivered Store), the Undelivered Stores (by Undelivered Store) and the Warehouse (collectively, the "Estimated Inventory"). Such estimate shall be derived from Seller's merchandise inventory system as operated by Seller in the ordinary course of the Division's business in accordance with past practices. If Buyer disputes in good faith the Estimated Inventory, Buyer shall provide its own estimate of the Inventory together with Buyer's explanation for the variance between its estimate and Seller's estimate to Seller, and if the parties cannot agree on a mutually acceptable estimate, the average of the Seller's Estimate and the Buyer's Estimate of Inventory shall be the Estimated Inventory.

                  (b) Excluded Merchandise.                        Prior to the
Inventory Audit with respect to a Store or the Warehouse, as the case may be, Seller shall segregate within such Store or the Warehouse all of the Excluded Merchandise which may be in such Store or Warehouse, and Seller shall clearly and prominently mark or designate each item of Excluded Merchandise in such manner as to ensure that no Excluded Merchandise shall be counted in the Inventory Audit. Any Excluded Merchandise may be stored at the applicable Store or the Warehouse until the Inventory Audit, but only to the extent that such Excluded Merchandise is properly marked and segregated as provided herein. Any Excluded Merchandise may be removed at Seller's sole cost and expense from the applicable Store or if in the Warehouse, moved by Seller to a portion of the Warehouse designated for non-Division Merchandise inventory. In such case, Seller shall remove the Excluded Merchandise from the applicable Store or to space not used to store the Division's Inventory in the Warehouse prior to the Closing Date. Any Excluded Merchandise remaining on the premises of a Delivered Store shall be deemed abandoned one (1) business day after the date on which the Inventory Audit is completed (the "Inventory Audit Date") and may be disposed of by Buyer after such date. Buyer shall not be responsible, and Seller shall bear all risk of loss, for any Excluded Merchandise left in the applicable Store or the Warehouse following the Inventory Audit Date. Within sixty (60) days after Closing Seller shall be obligated to destroy or dispose of outside of the United States the Excluded Merchandise located in the Seller's Warehouse or that was in the Stores. The provisions of this Section 3.7(b) shall not apply to Excluded Merchandise not owned by Seller which is located in the Warehouse in Auburn, Maine.

                  (c)  Procedures                     Seller  shall  permit  the
Buyer, its representatives and the Auditor access at 6:00 a.m. local time to the Warehouse and to the Stores on the Closing Date and for as much time as is necessary thereafter to conduct the Inventory Audit. Buyer and Seller shall cooperate to complete the Inventory Audit as soon as reasonably possible following the Closing. The Auditor shall conduct a complete and accurate physical count of the Inventory which shall include number of pairs by SKU and size therefor (the "Physical Count"), in accordance with the procedures for taking the Physical Count that are set forth in Schedule 3.7. To the extent that the Inventory Audit is not commenced in all Stores on the same day, the Inventory Audit shall take place first in the Delivered Stores and then in the Undelivered Stores, unless the landlord for an Undelivered Store threatens to seize immediate possession of such Undelivered Store in which case Buyer and Seller shall cooperate to conduct the Inventory Audit in such Undelivered Store as soon as reasonably possible. The Physical Count shall be completed expeditiously, within a reasonable time after the Closing Date. In the event that the Inventory Audit reveals the presence of Excluded Merchandise in the affected Store or Seller's Warehouse, such Excluded Merchandise shall be segregated from, and not be counted as, Inventory, and Seller may cause the removal of such Excluded Merchandise from the Store aremises as set forth in (b) above. Seller shall not make shipments of Inventory to the Stores from the Warehouse on the Closing Date or thereafter except as directed by Buyer. Any shipments from the Warehouse not yet received and accounted for at a Store by the date of its Inventory Audit will be added to the Physical Count, based on the Warehouse shipping records. Buyer shall not remove any Inventory from any Delivered Store other than through sales in the ordinary course of business prior to the completion of the Inventory Audit for such Delivered Store. In addition to the Physical Count, the Auditor shall review the sales records for the Delivered Store being audited for the period commencing upon the Closing Date and ending on the day of the Inventory Audit for such Delivered Store and conduct a count thereof by SKU and size of the Inventory sold during such period (the "Sales Count"). The Sales Count total shall be added to the total of the Inventory determined by the Physical Count to arrive at a total count of the Inventory for the Delivered Stores. The Inventory Audit of the Inventory at Seller's Warehouse may be done, at Buyer's option, while loading such Inventory for shipment to another location designated by Buyer as permitted herein.

                  (d)  Auditor's  Report.                   The  results  of the
Inventory Audit shall be reported by the Auditor to Buyer and Seller, along with supporting documentation (collectively, the "Auditor's Report"), no later than thirty (30) days after the date on which the Physical Count of the Inventory is concluded. As part of each Auditor's Report, Auditor shall provide Buyer and Seller with all electronic media and files of the results of the Physical Count of the Inventory.

                 (e) Auditor's Fee. The costs, fees and expenses of the Auditor shall be borne equally by Buyer and Seller.

                  (f) Parties' Expenses.                  Buyer and Seller shall
each bear their own costs and expenses related to the Inventory Audit, including without limitation the cost of certified public accountants or employees of Buyer or Seller present at any Store or Warehouse during the Physical Count of the Inventory, the wages of their own employees and any "extras" who assist in the performance or evaluation of the Inventory Audit.

                  (g)  Reconciliation.                   After  completing  the
Physical Count in each of the Stores and the Warehouse, both Buyer and Seller shall agree upon and then sign (or cause to be signed) all inventory sheets and other documents or forms used in the Physical Count and Sales Count pursuant to this Section 3.7. Copies of all such materials shall be retained by both Buyer and Seller for extension and totaling of the Physical Counts and Sales Counts and the calculations of the Inventory for each Store and the Warehouse. No later than five (5) days after receiving the Auditor's Report (the "Initial Reconciliation Date"), each party shall review the Auditor's Report and calculate the Inventory Cost and the Inventory Purchase Price for the Inventory subject to the Auditor's Report. In the event there is no dispute pertaining to the determination of the Inventory with respect to the Stores or the Warehouse, Buyer and Seller shall exchange letters on the applicable Initial Reconciliation Date to such effect. If Buyer's and Seller's determinations of the Inventory Purchase Price are different, then Buyer and Seller shall negotiate in good faith and use their good faith, diligent efforts to resolve such dispute. If Buyer and Seller are unable to reach agreement within twenty (20) Business Days after the applicable Initial Reconciliation Date, then such dispute shall be submitted for resolution to a Big Six accounting firm agreed upon by Buyer and Seller.

         III.8 Return  Procedures.                            Buyer shall deduct
from the Inventory Purchase Price the cost and expense to Buyer for accepting all customer returned merchandise purchased from Stores prior to the Closing Date, which is not saleable by Buyer in accordance with its normal policies and which is returned within one hundred twenty (120) days following the Closing Date.

                              IV. PURCHASE ORDERS

         IV.1  Purchase  and Sale of Purchase  Orders.
                  Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase from Seller and Seller shall sell to Buyer all of Seller's right, title and interest in, to and under the Purchase Orders.

         IV.2 Purchase Price for Purchase Orders.
 At the Closing Buyer shall assume, and thereafter shall pay, perform and discharge in full when and if due, Seller's obligations under the Purchase Orders. No other payment shall be due from Buyer to Seller therefor.

         IV.3 Mechanics of Purchase Order Assignments.
                     At Closing Seller shall assign to Buyer all of Seller's rights under the Purchase Orders, including without limitation the benefits of any warranties or indemnities contained therein. To the extent that any such rights may not be assignable, Seller agrees that, upon request from Buyer, Seller shall enforce such rights in Seller's own name and at Seller's expense (other than as to the purchase price payable under such Purchase Order) and Seller shall indemnify Buyer respecting any claims which may be brought against Buyer or Seller respecting the assumption of the Purchase Order. Seller shall, at Closing, execute and deliver documents evidencing such assignment in the form of the Assignment and Assumption of Contracts and Purchase Orders attached as Exhibit C.

         IV.4  Liabilities  with  Respect  to  Purchase  Orders.
                             Notwithstanding  anything in this Agreement,  Buyer
shall in no event be deemed to have assumed any liability arising out of or related to a purchase order of Seller that is not listed on Schedule 4.1 or placed in accordance with Section 10.1.

         IV.5 Reports  regarding  Purchase  Orders and Inventory on Order.
                                                   Seller shall provide to Buyer
on a weekly basis from the date of execution of this Agreement through the Closing Date, reports on (i) the status of any Purchase Order and any Inventory on Order, (ii) the receipt of any such inventory at the Seller's Warehouse prior to the Closing Date, and (iii) the status of payment of the purchase price, duties and agent commissions applicable to each Purchase Order.

         IV.6  Delivery of  Inventory  on  Order
Seller shall use commercially reasonable efforts to assure that Inventory on Order to be delivered after the Closing Date will be delivered at such location as may be designated by Buyer. After the Closing, Seller will cooperate and assist Buyer in communicating with the other party to any Purchase Order regarding Buyer's assumption thereof.

         IV.7 Paid  Purchase  Orders and Agency  Commissions
                                If, pursuant to the Purchase Order terms, Seller
has made payment to the vendor thereunder, then at Closing Buyer, upon satisfactory proof of such payment, shall reimburse Seller therefor, as well as for any accurately assessed duty or freight actually paid in connection therewith. If, pursuant to the terms of any agency agreement, Seller has made payment to an agent related to inventory covered by the Purchase Orders, then Buyer, upon satisfactory proof of such payment and that such payment was in accordance with the terms of the applicable agency agreement, shall reimburse Seller therefor on the Closing Date provided that with respect to agency commissions charged by Seller's Foreign Buying Office, the commission shall not exceed two percent (2%) of the first cost of the merchandise purchased.

         IV.8  Letters  of  Credit.                             After  the date
hereof, Seller shall use reasonable efforts to obtain shipment of goods under Purchase Orders without opening letters of credit in support of its obligations with respect to such shipment. Subject to the provisions of Section 10.1, if, despite such reasonable efforts, a supplier demands that a letter of credit be opened by Seller to effect payment of the Purchase Order price, then Seller shall notify Buyer of such fact and permit Buyer a reasonable opportunity to discuss the matter with the supplier. If Buyer is unsuccessful in its attempt to convince the supplier to eliminate its demand that payment be made by a letter of credit, then, subject to the provisions of Section 10.1, Seller may obtain shipment under such Purchase Order obligating payment through means of a letter of credit. With respect to any letter of credit that is opened to effect payment of a Purchase Order on or prior to the date hereof or, in accordance with the preceding sentence, that is opened after the date hereof, and that is in any such case still open and undrawn on the Closing Date (an "Open L/C"), Buyer shall, effective as of the Closing, open a "back-to-back" letter of credit or a "standby" letter of credit in favor of Seller or its designee and in an amount that fully covers Seller's exposure under such Open L/C (a "Buyer's Backup L/C").

                      V.  PURCHASE OF OTHER TANGIBLE ASSETS

         V.1 Purchase and Sale of Other Tangible  Assets.
                       Subject to the terms and conditions of this Agreement, as of the Closing Date, Buyer shall purchase and accept delivery of, and Seller shall transfer, sell and assign to Buyer, free and clear of all Encumbrances, all of Seller's right, title and interest in the following Assets, including all warranties and indemnities related thereto (the "Other Tangible Assets"):

                  (a)      the Leasehold Improvements for each Delivered Store;

                  (b)      the FF&E in each Delivered Store;

                  (c) the Store Supplies at each Delivered Store on the Closing Date;

                  (d)      the Records;

                  (e) FF&E or Store Supplies in the Seller's Warehouse as listed by item and quantity on Schedule 5.1(b-iii) to the extent designated by Buyer; and

                  (f) all other tangible assets (other than Inventory and cash) that are in the Delivered Stores on the Closing Date ("the Miscellaneous Assets").

         V.2 Purchase  Price for Other  Tangible  Assets.
                         The aggregate  purchase  price for the Other  Tangible
Assets (with the exception of the FF&E and Store Supplies described in 5.1(e)) shall be Seven Million Seven Hundred Eleven Thousand Four Hundred Dollars and No Cents ($7,711,400); provided, that such amount shall be reduced by the following amounts, as applicable:

                  (a) the net present value, using a discount rate of 7%, of any rent or percentage rent increases or other fees, costs and charges required by parties other than Seller or Buyer, which have been agreed to by Buyer and Seller in their reasonable discretion, as a condition to such other party's consent to the assignment of any Lease or any Contract by Seller to Buyer, it being understood that any rent or percentage rent increases or other fees, costs and charges which are provided for in the Lease or Contract prior to such consent (rather than being imposed by such third party as a condition to such consent) are not subject to this Section 5.2(a);

                  (b) 53.2% of the Book Value of the FF&E and Leasehold Improvements as set forth in Schedule 5.1(b-i) for any Undelivered Stores; and

                  (c) the replacement cost for all FF&E shown on Schedule 5.1(b-ii) and not in the Delivered Stores on the Closing Date, as determined by the FF&E Audit.

         V.3 FF&E Audit.             In conjunction  with the Inventory Audit of
each Delivered Store and the Seller's Warehouse, the Auditor shall take a complete physical count of the FF&E shown on Schedule 5.1(b-ii) in each Delivered Store and in the Seller's Warehouse.

         V.4  Purchase of FF&E and Store  Supplies in the  Warehouse.
                                           To the extent desired by Buyer, Buyer
may purchase the FF&E and Store Supplies in the Seller's Warehouse at the prices to be mutually agreed upon by the parties prior to Closing.


                     VI.  PURCHASE OF CONTRACTS AND PREPAIDS

         VI.1 Purchase and Sale of Contracts and Prepaids.
                              Subject  to the  terms  and  conditions  of  this
Agreement, on and as of the Closing Date, Buyer shall purchase, assume and accept delivery of, and Seller shall transfer, sell and assign to Buyer, all of Seller's right, title and interest in the Contracts and Prepaids associated with the Delivered Stores. Seller shall, at the Closing execute and deliver an assignment and assumption agreement with respect to the Purchase Orders and Contracts transferred hereunder in the form and substance attached as Exhibit C (the "Assignment and Assumption of Contracts and Purchase Orders") and a Bill of Sale with respect to the Prepaids in form and substance attached as Exhibit B. No payment shall be due from Buyer to Seller for the Contracts or the Prepaids.

         VI.2  Assumption  of  Contracts.                                 At the
Closing, Buyer shall assume, and shall thereafter pay, perform and discharge in full when and if due, Seller's obligations under the Contracts arising from and after the Closing Date. Buyer shall at the Closing execute and deliver the Assignment and Assumption of Contracts and Purchase Orders. Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume (i) any liability, obligation or payment related to, attributable to or arising out of any contracts of the Seller other than the Contracts or (ii) any liability, obligation or payment related to, attributable to, arising out of the performance or non-performance of any contract for any period prior to the Closing Date or any event occurring prior to the Closing Date.

         VI.3 Mechanics for Assignment of Contracts.
                At least ten (10) Business Days prior to Closing, the parties shall attach Schedule 6.4(a) to this Agreement, Schedule 6.4(a) shall list, and contain copies of, all of the Contracts, to the extent applicable listed by Delivered Store, which Buyer agrees that Seller shall assign to, and be assumed by, Buyer. Seller shall assign the Contracts listed on Schedule 6.4(a) to Buyer at the Closing Date.

         VI.4 Seller's Representations and Warranties Specific to the Contracts and Prepaids.
              In addition to Seller's representations, warranties and covenants elsewhere in this Agreement, each Seller, jointly and severally, represents, warrants and covenants to Buyer at Closing as follows:

                  (a)  Contracts.           The Contracts shall be in effect and
assignable as of the Closing Date. At or before the time Schedule 6.4(a) is completed the Seller shall have provided to Buyer true and correct copies of the Contracts. Seller further represents, warrants and covenants to Buyer that (i) Seller is not now, nor shall Seller be as of the Closing Date, in default under any of the Contracts and (ii) no facts exist that, with notice or the passage of time or both, would constitute a default.

                  (b)  Prepaids.                   Seller  shall  have  provided
Buyer, on the Closing Date, as Schedule 6.4(b) a true, accurate and complete list of all types of the Prepaids other than those which fall into the category of Lease payments, real estate taxes, common area maintenance changes and utilities.

                        VII.  INTELLECTUAL PROPERTY

         VII.1 Purchase and Sale of  Intellectual  Property.
                       Subject to the terms and conditions of this Agreement, on and as of the Closing Date, Seller shall sell, transfer, assign and deliver and Buyer shall purchase and accept the Intellectual Property. Seller shall at the Closing execute and deliver documents evidencing such sale, assignment and transfer of the Intellectual Property in form and substance reasonably satisfactory to both parties.

         VII.2     Noninfringement by Inventory and Inventory On Order.
                                                             In the event of any
Claim by a third party alleging infringement by any items included in the Inventory or the Inventory On Order of any patent, trademark, service mark or other intellectual property right of any third party, Seller shall indemnify and defend Buyer with respect to such Claim in accordance with the provisions of
Section 19.3. If Buyer's distribution and sales of such items is temporarily or permanently enjoined (for a period of more than ten (10) business days), in addition to its other obligations under this Agreement, Seller shall purchase the infringing items from Buyer at the price paid by Buyer for such items hereunder or under the applicable Purchase Order, if permitted by the court in such case, and dispose of such items outside of the United States or destroy them, as permitted by the court in such case. If the court in such case does not permit Buyer to sell such items to Seller, Seller, in addition to its other obligations under this Agreement, shall reimburse to Buyer the price paid by Buyer for such items hereunder or under the applicable Purchase Order plus all costs incurred by Buyer to destroy the items. Without limiting Seller's obligations under this Agreement, Seller may, at its option, purchase any Inventory or Inventory On Order, subject to a Claim as described above, from Buyer which has not yet been sold to customers at the price paid by Buyer for such items hereunder or under the applicable Purchase Order . Within 14 days after such purchase, at Seller's expense, Seller shall remove or reimburse Buyer for its reasonable expense incurred in removing the items so purchased from Buyer's premises. The obligations of this Section 7.2 shall not apply to any items other than the specific items (i.e., the actual physical items) of Inventory and Inventory On Order purchased under this Agreement or under Purchase Orders assigned hereunder, whether or not of the same design or types as such items.

         VII.3  Seller's   Warranties  and   Representations   Specific  to  the
Intellectual  Property.
                               Each  Seller,   jointly  and  severally,   hereby
represents, warrants and covenants to Buyer as follows:

                  (a)  Title.           The  Seller is the  owner of all  right,
title and interest in and to each item of the rights and property included within the Intellectual Property, including, without limitation, the "PARADE OF SHOES" service mark, free and clear of all liens, security interest, charges, encumbrances, equities and other adverse claims and other Encumbrances;

                  (b)  Infringement.                   The  Seller has the right
and authority to use each item of the federally registered trademarks and service marks included in the Intellectual Property (the "Registered Marks") including the "PARADE OF SHOES" service mark, in the United States and Puerto Rico in connection with the conduct of the Division and its business; such use of the Registered Marks do not conflict with, infringe upon or violate any, trademark, copyright or other proprietary right of any other Person; and Seller has no knowledge that any of the Registered Marks are used in countries other than the United States. The Seller has the right and authority under applicable copyright law to use each item of the Division's box designs, sign designs and in-store advertising designs (the "Designs") in the United States and Puerto Rico in connection with the conduct of the Division and its business; and such use of the Designs does not infringe upon any copyright of any other Person. Seller has not received any third party claim, notice or demand alleging infringement of any intellectual property rights of any third party due to Seller's use of the Intellectual Property;

                  (c) Exclusive Use. No other Person has any right to utilize any of the Registered Marks in the conduct or operation of a retail shoe store or shoe department of a retail store;

                  (d) Validity. All patents and all state, federal and foreign registrations and applications for all registration of all copyrights, trademarks and other rights and property interest included within the Intellectual Property are valid and in full force and effect and are not subject to any Encumbrances, taxes, maintenance fees or pending legal or administrative actions to which a response falls due within 90 days after the date hereof;

                  (e)  Adverse  Claims.                   There are no  claims,
actions or other adversary proceedings involving the Seller which concerns any item of the rights or property included in the Intellectual Property; and to knowledge of Seller there is no basis for any such claim, action or proceeding nor is any such claim, action or proceeding threatened;

                  (f) Disputes. There are no outstanding or, to the best knowledge of Seller, no threatened disputes or disagreements with respect to any licenses or similar agreements or arrangements identified in Schedule 7.1; and

                  (g) Trade Secrets.                  With respect to each trade
secret, referenced in Schedule 7.1, a true and correct copy of such trade secret's documentation has been delivered by Seller to Buyer and is current, accurate and sufficient in detail and content to identify and explain the trade secret, and to allow its full and proper use without reliance on any special knowledge or memory of others, and the Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of such trade secrets.

          VIII.    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller, jointly and severally, hereby represents, warrants and covenants to Buyer as of the date hereof and also as of the Closing Date as follows, except as disclosed in Schedule 8 attached hereto:

         VIII.1  Corporate  Power and  Authority.
Seller and Guarantor are corporations duly organized, validly existing and in good standing under the laws of Massachusetts. Seller is duly qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified. Each of Seller and Guarantor has full right, power and lawful authority to own and operate its business, (including as to Seller, without limitation the Division and the Assets) and to consummate the transactions contemplated herein and in the Lease Assignment, the Noncompetition Agreement, the Escrow Agreement and each Bill of Sale, Assignment and Assumption of Contracts and Purchase Orders and other document of transfer and assignment described in this Agreement, and with respect to Guarantor, the Guaranty (collectively, the "Transaction Documents"). Seller has filed and maintained fictitious name registrations or similar protective filings or registrations respecting the name "Parade of Shoes" in the states and at the dates set forth on Schedule 8.1 attached hereto.

         VIII.2 Due  Authorization.            All  necessary  corporate
action to authorize this Agreement and the Transaction Documents and the performance by Seller and Guarantor of all of their respective obligations hereunder and under the Transaction Documents has been taken, and no additional corporate action with respect to any of the above is or shall be required for consummation of the transactions contemplated by this Agreement or by any of the Transaction Documents.

         VIII.3 Litigation.          No litigation, including any arbitration,
investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or to Seller's Best Knowledge threatened against Seller or Guarantor which relates to the Assets or the transactions contemplated by this Agreement or by any of the Transaction Documents, nor does Seller know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the Buyer, the Assets or the transactions contemplated hereby or by any of the Transaction Documents.

         VIII.4 No Conflict.          Seller's and Guarantor's performance of
and compliance with the terms and provisions of this Agreement and of the Transaction Documents and the consummation of the transactions contemplated herein and therein do not conflict with or result in any violation of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation applicable to Seller, the Guarantor (to the extent of its obligations under the Guaranty) the Division or the Assets; nor (except as may be necessary to permit a Satisfactory Assignment or except for those agreements and related consents referenced on
Schedule 15.1) is any consent or any other action by any other Person required under any such instrument that has not, or will not have been, obtained prior to the Closing.

         VIII.5 Governmental  Authorities.                          Seller shall
prepare and file a notification and report form pursuant to the HSR Act (and shall request early termination in such report and respond with reasonable diligence and dispatch to any request for additional information made in response to such filing) as soon as reasonably practicable after the date hereof, but in no event later than January 24, 1997. Except for such filing and except for any disclosure requirements under the Securities Exchange Act of 1934, as amended, which Seller shall timely make, all filings with or notices to all governmental authorities required under any act, law, ordinance, regulation, order or decree have been properly made by Seller and all licenses, policies, permits, authorizations and approvals of governmental authorities are and have been in full force and effect as required by applicable law, including but not limited to workers' compensation insurance, meal period reduction authorizations, unemployment and disability insurance and chauffeurs' social security.

         VIII.6 Binding Obligation.                  This Agreement and each of
the Transaction Documents constitutes a legal, valid and binding obligation of Seller and with respect to the Guaranty, of the Guarantor and enforceable in accordance with its terms, subject to all applicable bankruptcy, insolvency and related laws and the application of equitable principles.

         VIII.7   [Omitted].

         VIII.8   Division    Financial    Statements.
            Attached hereto as Schedule 8.8-1 are "consolidating balance sheets" and "consolidating profit and loss statements" for J. Baker, Inc., which include as a part thereof financial results for the Division and for Casual Male, Inc. ("Casual Male") for, and as of the end of, J. Baker, Inc.'s fiscal year ending in 1996 and for, and as of the end of, the third quarter of the J. Baker, Inc. fiscal year ending in 1997 (collectively the "Consolidating Financial Statements"). The Consolidating Financial Statements each present fairly in all material respects the financial position of the Seller and Casual Male, respectively, and the results of the operations of each of the Division and Casual Male with respect to the respective dates thereof and the periods covered thereby before the allocation of interest, overhead and income taxes, in conformity with GAAP (except as to footnote requirements which do not materially affect the accuracy of the Consolidating Financial Statements).

         VIII.9 Undisclosed  Liabilities.                                 Seller
has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, known or unknown, which could materially and adversely affect the Assets or the business, assets or operations of the Division, except:

                  (a) as expressly set forth in the Seller's balance sheet as of November 2, 1996 and not heretofore paid or discharged;

                  (b) liabilities and obligations arising in the Division's ordinary course of business consistent with past practices under any agreement, contract, commitment, lease or plan specifically disclosed in this Agreement;

                  (c) those liabilities and obligations incurred, consistent with the Division's past business practice, in or as a result of the Division's ordinary course of business since November 2, 1996; and

                  (d) those fixed liabilities and obligations the monetary effect of which would be less than $10,000 per occurrence and less than $50,000 in the aggregate.

         VIII.10 No Adverse  Change.                           Since November 2,
1996, the Division's business has been conducted only in the Division's ordinary course of business and consistent with the Division's past practices and there has not been (i) any material adverse change in the financial condition, business, properties, assets, or results of operations of the Division; (ii) any event or condition of any character that has materially and adversely affected the Division or the operation of its business; (iii) any material changes in the accounting systems, policies or practices of the Division; (iv) any waiver by or on behalf of the Division of any material rights; or (v) shipments of inventory or merchandise to the Stores or the Seller's Warehouse other than in the Division's ordinary course of business and consistent with past practices.

         VIII.11  Title  to and  Condition  of  Properties.
                          Seller has good and  indefeasible  title to and is the
lawful owner of the Assets, free and clear of all Encumbrances except for Permitted Encumbrances; and at the Closing, Seller shall be the sole and lawful owner of, and have good and indefeasible title to, all the Assets, free and clear of all Encumbrances except for liens for property tax assessments not yet due and payable. All of the premises, structures, facilities, FF&E, Leasehold Improvements and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in good working condition and repair, subject to normal wear and tear and maintenance, are usable in the ordinary course of business, and conform to all applicable laws, ordinances, codes, rules, and regulations relating to their construction, use and operation, but excluding the Americans with Disabilities Act. No Person other than Seller owns any property or assets located in the Stores or necessary to the operation of the Division's business, except for leased items under the Contracts.

         VIII.12 Taxes.                    All tax returns of Seller required by
law to be filed as of the Closing Date will have been duly filed or valid extensions will have been obtained, and all taxes imposed upon Seller or the Division or any of their properties, assets or income, or with respect to their employees, which are due and payable or claimed by any taxing authority to be due and payable have been paid or reserved for in the filings with the Securities and Exchange Commission or in the Consolidating Financial Statements as of the Closing Date, other than taxes being contested in good faith by Seller or the Division concerning an amount which, in the aggregate, does not exceed $25,000. There are no claims for taxes pending against or which could adversely affect the Assets and no threatened claim for tax deficiencies or any basis for such claims.

         VIII.13  [Omitted]

         VIII.14  [Omitted]

         VIII.15  Contracts and  Commitments.
Except as disclosed on Schedule 8.15, Seller is not a party to any written or oral:

                  (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any Person, including any consultant, who is significantly engaged in the conduct of the Division's business;

                  (b) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, which supplies, products or services are used in the conduct of the Division's business involving in any one case $10,000 or more;

                  (c) agreement, contract or commitment relating to the Division's business not otherwise listed on Schedule 8.15 and which by its terms must continue over a period of more than six months from the date hereof or exceeding $10,000 in value;

                  (d) distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Division's business;

                  (e) agreements, contracts or commitments with any Affiliates which relate to or affect in any manner the Division's business;

                  (f) lease under which Seller is either lessor or lessee relating to the Assets or any location at which the Assets are located, other than the Leases and the Contracts;

                  (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Division's business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person relating to or affecting the Division's business;

                  (h) agreement, contract or commitment for any charitable or political contribution relating to the Division's business that is to occur after, or extend beyond, the Closing;

                  (i) any commitment or agreement for any capital expenditure or leasehold improvement in excess of $3,000 individually and $100,000 in the aggregate relating to the Division's business;

                  (j) agreement, contract or commitment limiting or restraining Seller, the Division's business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's Best Knowledge, is any employee of Seller engaged in the conduct of the Division's business subject to any such agreement, contract or commitment; and

                  (k) agreement, contract or commitment relating to the Division's business.

         Within seven (7) Business Days after the date of this Agreement, Seller shall complete the list of agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be listed on Schedule 8.15 and shall provide Buyer with such list, as well as copies of all such items listed on Schedule 8.15. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on Schedule 8.15, or not required to be listed therein because of the amount thereof, is valid and enforceable, subject to bankruptcy and equitable principles in accordance with its terms; Seller is, and to Seller's Best Knowledge all other parties thereto are, in compliance with the provisions thereof; Seller is not, and to Seller's Best Knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller (or Buyer after the Closing, to the Seller's Best Knowledge) or any other party thereto will be unable to comply.

         VIII.16  Compliance with Laws.                               Subsidiary
has complied with each, and is not in violation of any, law, ordinance or governmental rule or regulation, whether federal, state, local or foreign, to which the Division's business, Assets or the Division is subject (collectively, the "Laws") including all applicable environmental laws, but excluding the Americans with Disabilities Act. Seller owns, holds, possesses or lawfully uses in the operation of the Division's business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary to conduct the Division's business (collectively, the "Permits"), free and clear of all Encumbrances and in accordance with the Laws, and Seller is not in default with respect to any of such Permits. Seller shall assign all Assignable Permits to Buyer at Closing. All Assignable Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or pay any amounts other than routine filing fees. None of the Assignable Permits will be adversely affected by the transactions contemplated hereby. Seller has not received notice of revocation or non-renewal of any Permit which is required for the operation of any Store.

         VIII.17 Employee Benefit Plans.                                Schedule
8.17 to this Agreement is a complete and correct list of all employee benefit plans (the "Employee Plans"), as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), including all collectively bargained plans, together with all stock options, stock appreciation rights, bonus, deferred compensation and other formal or informal, written or unwritten, plans and individual arrangements in which one or more employees or former employees of the Division participate, to which Seller contributes or pursuant to which Seller has any obligation in connection with the Division's business. Each of the Employee Plans have been administered in accordance with their terms and with all applicable provisions of ERISA, the Internal Revenue Code of 1986 as amended (the "Code") and other applicable federal and state laws. Complete and correct copies of all Employee Plans and other arrangements listed on Schedule 8.17, including amendments and summary plan descriptions, have been furnished to Buyer. Buyer is not adopting or assuming, and Seller retains sole responsibility for, such Employee Plans and any and all other plans and arrangements.

         VIII.18  [Omitted]

         VIII.19   Restrictions.                            Other   than  those
subleases listed on Schedule 8.15, the Leases & the Purchase Orders, Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, could reasonably be expected in the future to materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Division's business after consummation of the transactions contemplated hereby.

         VIII.20  [Omitted]

         VIII.21 Completeness of  Disclosure.
No representation or warranty by Seller in this Agreement or in any certificate, schedule, statement, document or instrument furnished or to be furnished to Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein necessary to make any statement herein or therein not misleading.

         VIII.22  [Omitted]

         VIII.23  Accuracy  of  Documents.                                  All
documents and instruments, when considered together with all other documents and instruments delivered to Buyer which amend or supplements such documents and instruments delivered to Buyer in connection with this Agreement are materially true, accurate and complete.

         VIII.24 Preparation of Other Financial Data.
                  Seller's calculations of financial data (including without limitation computations of profit and loss and cost complements) and all business records (including without limitation annual and monthly financial, inventory and sales reports, records of store occupancy costs and any other documentation provided pursuant to Article III) provided to Buyer pursuant to this Agreement were prepared in the Division's ordinary course of business consistent with past practices or in a good faith response to Buyer's request therefor, except as disclosed on Schedule 8.24.

         VIII.25  Labor.       No  employees  who are employed by Seller are (or
have been within the past three years) represented by any labor organization or covered by any collective bargaining agreement pertaining to such employment, nor is there any organizing activity pending or threatened by any labor organization or group of employees who are employed by Seller in the Stores. There are no unfair labor practice charges pending or, to Seller's Best Knowledge, threatened against Seller with respect to the Stores or the employees thereof as of the date hereof and, although Seller is presently unaware of any facts which might give rise to such charges, Seller shall immediately give Buyer notice of any such charges brought against Seller after the date of this Agreement by or on behalf of any Persons employed or previously employed in any Store.

         VIII.26  Related  Party  Transactions.                             The
transactions between the Seller's Foreign Buying Office and the Division are the only material intercompany or intracompany transactions which would affect the book value of the Assets.

         VIII.27  Child and  Forced  Labor.                                  To
Seller's Best Knowledge, the Inventory was not produced by or obtained from suppliers, manufacturers and sources which utilize child or forced labor.

         VIII.28 No Foreign  Person.                     Seller is not a foreign
person within the meaning of Section 1445 of the Internal Revenue Code ("the Code") and is not subject to Section 897 of the Code. Seller shall deliver to Buyer on the Applicable Closing Date a duly executed affidavit complying with
Section 1445 of the Code.

         VIII.29 No Affiliates. Except as shown on Schedule 8.29, neither Subsidiary nor Parent is an Affiliate of any Person.

                 IX.  BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represent and warrants to Seller that:

         IX.1 Corporate Power and  Authority.
Buyer is a corporation duly organized, validly existing and in good standing under the laws of Missouri, with full right, power and lawful authority to enter into this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated herein and therein.

         IX.2 Due Authorization.                  All necessary corporate action
to authorize the execution and delivery by Buyer of this Agreement and the Transaction Documents to which it is a party and the performance by Buyer of its obligations hereunder and under the Transaction Documents to which it is a party has been taken, and no additional corporate action with respect to any of the above is or shall be required for consummation of the transactions contemplated by this Agreement and by the Transaction Documents to which Buyer is a party.

         IX.3  Litigation.            No litigation,  including any arbitration,
investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or to Buyer's Best Knowledge threatened against Buyer which relates to the transactions contemplated by this Agreement or by the Transaction Documents to which Buyer is a party, nor does Buyer know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could adversely affect the transactions contemplated hereby or by the Transaction Documents to which Buyer is a party. Buyer shall immediately give Seller notice of any such matters within the scope of the foregoing representation brought against Buyer after the date of this Agreement.

         IX.4 No Conflict.            Buyer's performance of and compliance with
the terms and provisions of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and shall not at any time conflict with or result in any violation of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, franchise, permit, judgment, decree, order, statute, rule or regulation applicable to Buyer; nor is any consent or any other action by any other Person required under any such instrument that has not or will not have been obtained prior to any Closing.

         IX.5 Binding Obligation.                     This Agreement and each of
the Transaction Documents to which Buyer is a party constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to all applicable bankruptcy, insolvency and related laws and the application of equitable principles.

         IX.6  Governmental  Authorities.                           Buyer  shall
prepare and file a notification and report form pursuant to the HSR Act (and shall request early termination in such report and respond with reasonable diligence and dispatch to any request for additional information made in response to such filing) as soon as reasonably practicable after the date hereof but in no event later than January 24, 1997. Except for such filing and except for any disclosure requirements under the Securities Exchange Act of 1934, as amended, which Buyer shall timely make, all filings with or notices to all governmental authorities required under any act, law, ordinance, regulation, order or decree have been properly made by Buyer.

                      X.  OPERATIONS PRIOR TO CLOSING

         Each Seller represents, warrants and covenants to Buyer that:

         X.1 Ordering of  Merchandise.                             From the date
hereof to the day before the Closing Date, Seller may place Purchase Orders for merchandise, but only to the aggregate extent of Seller's "Open To Buy" total for the month in which the Purchase Order is placed. Buyer shall have the right to review and approve in advance of placement all Purchase Orders to be placed by Seller. Buyer may reject such Purchase Orders in an amount not to exceed 20% of the Seller's "Open To Buy" for such month provided such Purchase Orders were submitted in the ordinary course of business, consistent with past practices. Seller shall submit all Purchase Orders in writing to the President of Buyer and Buyer shall respond to Seller within seven (7) days of Buyer's receipt of such Purchase Order.

         X.2  Inventory   Levels.                   Seller  shall  maintain  the
merchandise inventory level prior to the Closing Date in the ordinary course of business in any Store consistent with past practice and Section 10.1 and subject to Section 25.20.

         X.3 Undelivered  Inventory.                       Seller shall not ship
or cause to be shipped any merchandise inventory into any Store or other location for subsequent delivery to any Store other than in the Division's ordinary course of business and consistent with past practices.

         X.4  Inventory   Processing.                              Seller  shall
process all merchandise inventory in the Division's ordinary course of business through the Division's customary merchandise inventory control process, subject to the provisions of this Agreement.

         X.5 Granting of Encumbrances.                         Other than in the
Division's ordinary course of business and consistent with past practices, Seller shall not grant, assign, mortgage, pledge, sublet, hypothecate or otherwise encumber any of the Assets, or sell, transfer or assign any of the Assets.

         X.6 Operation in the Ordinary  Course.
Seller shall not, subject to Section 25.20, operate the Division other than in the Division's ordinary course of business consistent with past practices (including payment of vendors and suppliers, promotional markdowns, permanent markdowns and sales of merchandise inventory) and shall use its commercially reasonable efforts to maintain the relations and good will of the Division with the suppliers, customers, employees and others having business relations with the Division.

         X.7  Material  Decisions.                             Seller  and Buyer
shall consult on an on-going basis regarding any material decisions affecting the Division's business.

         X.8  Leases.        Seller  shall not  terminate,  exercise any option,
otherwise extend the term of or amend any Lease without consulting with Buyer in advance and securing Buyer's approval; or fail to exercise any option or otherwise extend the term of any Lease or allow any option to lapse without Buyer's consent, except that this sentence shall not apply to any Store which both parties agree will be an Undelivered Store. In Seller's communication to Buyer regarding such issues, Seller shall inform Buyer whether Seller would exercise such option or extend the term of such Lease in the absence of this Agreement. Seller shall also deliver to Buyer, on or before the Closing, the original of each Lease for the Delivered Stores. Seller shall notify Buyer promptly of any default by Seller or, to Seller's best knowledge, of any of Seller's landlords under the Leases or any facts that, with notice or the passage of time or both, would constitute a default under a Lease.

         X.9  Access.       Seller  shall grant  Buyer and its  representatives
(including without limitation its lawyers, engineers and accountants) access, at reasonable times and upon reasonable notice, to Seller's books, Records (subject to the limitations stated in Sections 10.14 and 11.4), financial statements, lease files, plans, as-built drawings and specifications and other documents and records of Seller for the purposes of evaluating and investigating (i) the Division's Assets and properties, the merchandise inventory, the Specified Liabilities and the representations and warranties contained in this Agreement,
(ii) the Division's merchandise inventory control procedures, valuation methods and accounting practices, and (iii) such other purposes as Buyer reasonably deems necessary in connection with this Agreement. Such right of access shall also include the right to prepare and retain subject to Section 25.16(b), copies of all such materials. Seller shall also not fail to grant Buyer and its representatives (including without limitation its engineers and consultants) access to the Stores for the purposes of preparing drawings, revising any as-built drawings or investigating for the presence of asbestos or any other substance, material, chemical or waste which possesses or may possess toxic or hazardous characteristics or properties or to the Stores to enable Buyer to observe Seller's use of the Assets.

         X.10  Insurance.           Seller shall not fail to maintain  liability
and fire and extended coverage insurance with respect to each Store and its Assets as is consistent with prudent business practices and the requirements of the applicable Lease, or allow any breach of such insurance policies or agreements by Seller to occur or exist.

         X.11 Premises  Work.              Seller shall not fail to pay when due
in full the cost of all work performed in a Store promptly after such work is completed and in any event prior to the Closing Date; or contract for any such work (except for necessary emergency work) to be performed in a Store which is not scheduled or is not reasonably expected to be completed prior to the Closing Date for such Store or fail to pay promptly for such contracted work or such emergency work irrespective of the date of its completion.

         X.12     [Omitted]

         X.13 POS Devices,  Etc.                           Seller shall permit
Buyer to install, at Buyer's expense at any time prior to the Closing Date, such point-of-sale cash registers, inventory and sales reporting equipment, computers, "U-Change" locks and back room desks at any Store as Buyer may deem necessary, so long as such installation is not materially disruptive to Seller's operation of such Store prior to the Closing Date. If Buyer installs "U-Change" locks prior to the Closing Date, Buyer will provide keys to Seller upon change of the locks.

         X.14 Litigation  Files.                 Promptly after the date hereof,
Seller  shall permit  Buyer's  attorneys  full access to all files  available to
Seller, subject to confidentiality obligations to third parties and attorney-client privilege issues, relating to (i) currently pending litigation or claims, or (ii) litigation or claims which are no longer current but were active in any manner within the five year period preceding the date of this Agreement, relating to the Division, the assets, or the Division's operations so that such files can be reviewed and analyzed. Such files, to the extent reasonably available to Seller, shall include both the internal files maintained by Seller or its in-house counsel and the files maintained by any outside legal counsel involved in any such matter.

                           XI. EMPLOYEES

         XI.1  Termination  of  Employees by  Seller.
         Seller and Buyer acknowledge and agree that Buyer does not intend to acquire nor is it acquiring an ongoing business from Seller for any purpose and does not intend to be a successor employer for any purpose. Seller shall provide prior to and effective before the Closing Date written notice of termination of employment satisfying all applicable legal requirements and shall terminate the employment of all Division employees prior to the Closing Date, except in each case for employees not in any Delivered Store who may be retained for other operations. Seller shall pay all salaries, wages, bonuses, commissions, any other employee compensation and any and all payments in lieu of Notice which may be required by applicable laws, any severance payments, all accrued vacation pay and all benefit plan contributions, all other benefits owed to or negotiated with all employees and all benefit payments due as a result of or in connection with the termination of any employees of Seller. Seller shall perform such dismissals and make all payments required under this Agreement in accordance with applicable law. Seller shall also comply with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and all applicable provisions of state law, including without limitation those portions with respect to continuation of employee benefits. All of the foregoing obligations shall be fulfilled at Seller's sole cost and expense.

         XI.2 Benefits for Active and Former  Employees.
                      Seller shall be solely responsible for all wages, medical, dental and hospitalization benefits, Medicare premium reimbursement, health care continuation requirements under COBRA and state law, sick pay, sickness and accident benefits, short and long term disability benefits, workers compensation, life insurance (and any other benefits) and any and all other individual and group benefits under all Employee Plans and other arrangements listed on Schedule 8.17 in effect or covering one or more employees or one or more retired, disabled or terminated employees of Seller (including their dependents and beneficiaries) including all covered claims, expenses, rights to reimbursement and benefit claims. Seller acknowledges and agrees that Buyer shall have no obligation for any such wages, benefits, reimbursement, obligations or claims, and each Seller shall Indemnify and hold harmless Buyer and its affiliates from and against any and all such claims in accordance with
Section 19.3.

         XI.3 Termination  Benefits.                             Seller shall be
solely responsible for, and shall pay or cause to be paid, all of its severance payments and other separation or termination benefits, if any, whether absolute or contingent, to Seller's employees, including those on leave, disability or layoff at the time of closing, and to all former employees of Seller. Seller shall have sole responsibility for compliance with and any liability arising under the Worker Adjustment and Retraining Notification Act (29 U.S.C. ss. 2101, "WARN") and state and local statutes and regulations of similar effect, and each Seller shall Indemnify Buyer and its affiliates from and against any and all Claims in any way related thereto or to any termination, separation or severance arrangement. To the extent permitted by applicable law, Buyer shall provide to Seller at Seller's request such pertinent data or information concerning the employment status of those former employees of the Division which were hired by Buyer, as reasonably necessary for Seller to determine such employees' entitlement to benefits under Seller's employee benefit plans.

         XI.4 Hiring of  Employees  by  Buyer.
Buyer shall have the right, but not the obligation, to interview and hire all corporate office employees of the Division and all management (e.g., district managers, regional managers and store managers) and full-time and part-time employees within the Store organization. Seller shall permit Buyer to interview any of such employees and review and copy personnel files, payroll records, and any and all documents related to such employees, except as otherwise prohibited by law, upon reasonable notice after the date of this Agreement; provided, that Buyer shall conduct such activities in a manner and at such time(s) so as not to unreasonably interfere with the Division's ongoing business. Buyer shall comply in all material respects with all applicable federal, state and local acts, laws, ordinances and regulations with respect to the interviewing and hiring of such employees.

         XI.5  Indemnification for Employee  Claims.
         Each Seller, jointly and severally, shall Indemnify and hold harmless Buyer in accordance with Section 19.3 with respect to any Claims arising out of or related in any way to Seller's employment or termination of any employees, Seller's compliance or failure to comply with acts, laws, ordinances or regulations relating to employment or termination of employment and any person's employment by Seller or the termination of such employment by Seller, including without limitation (i) Claims arising out of any employment agreement, collective bargaining agreement, WARN or any other plant closing act, law, ordinance or regulation, (ii) Claims of discrimination and (iii) Claims relating to the improper administration of COBRA or similar state law, and all other federal, state and local laws, ordinances or regulations relating in any way to Seller's employment of any employee, including without limitation, the termination of employment.

         XI.6 Employee Information.                           Upon the execution
of this Agreement, Seller shall deliver to Buyer a true, correct and complete list of all the Division's employees with home addresses.

                            XII.  PURCHASE PRICE

         XII.1 Purchase Price for the Assets.
The purchase price for the Assets shall be as set forth in, or determined in accordance with, this Agreement (the "Purchase Price"), payable as set forth in this Section 12.1. The Purchase Price shall be determined as follows:

                  (a)  Inventory.                   The Inventory Purchase Price
shall be determined in accordance with Sections 3.2 and 3.7 subject to all deductions therefrom as provided in this Agreement.

                  (b)  Other  Tangible  Assets.                             The
purchase price for the Other Tangible Assets shall be Seven Million Seven Hundred Eleven Thousand Four Hundred Dollars and No Cents ($7,711,400) subject to all deductions therefrom as provided in this Agreement.

                  (c) Leases. No payment shall be made from Buyer to Seller for the assignment and transfer of the Leases to Buyer.

                  (d) Contracts and Prepaids. No payment shall be made from Buyer to Seller for transfer of the Contracts and Prepaids to Buyer.

                  (e) Intellectual Property. The purchase price for the Intellectual Property shall be One Hundred Dollars ($100) payable on the Closing Date.

                  (f)  FF&E  and  Store  Supplies  in  Warehouse.
                         The purchase  price for the FF&E and Store  Supplies in
Seller's Warehouse which Buyer elects to purchase as set forth in Section 5.4 is the price to be mutually agreed upon by the parties prior to Closing.

         XII.2 Payment of the Purchase Price for the Assets at the  Closing.

                  (a)      Inventory.

                           (i) Estimated Inventory. On the Closing Date, Buyer shall wire transfer to Seller immediately available funds in an amount equal to ninety percent (90%) of the estimated Inventory Purchase Price for the Inventory using the process in Article III (with the exception of the provision for the Inventory Audit) for determining Inventory Purchase Price.

                           (ii) On the first business day following the determination of the Inventory Purchase Price of the Inventory pursuant to Section 3.7, if the Inventory Purchase Price is not equal to the estimated Inventory Purchase Price, Buyer shall wire transfer funds to the Seller and/or the Escrow Agent, or Seller and/or the Escrow Agent shall wire transfer funds to the Buyer and/or the Escrow Agent, each to the extent required, such that following Buyer's payment under Section
         12.2 (a) (i), Seller shall hold ninety percent (90%) of the Inventory Purchase Price and the Escrow Agent shall hold ten percent (10%) of the Inventory Purchase Price after such payment and Buyer shall have paid to Seller and Escrow Agent the one hundred percent (100%) of the Inventory Purchase Price under this Section 12.2(a).

                  (b) Other  Tangible  Assets.                            Buyer
shall wire transfer to Seller immediately available funds in an amount equal to ninety percent (90%) of the Purchase Price for the Other Tangible Assets on the Closing Date, and shall wire transfer to the Escrow Agent funds in an amount equal to ten percent (10%) of the Purchase Price for the Other Tangible Assets on the Closing Date.

                  (c) Intellectual Property. Buyer shall wire transfer to Seller immediately available funds in an amount equal to $100 on the Closing Date.

         XII.3    Escrow.

                  (a) Buyer and Seller shall establish at the Closing an escrow account (the "Escrow Account") with Boatmen's National Bank (subject to agreement on a reasonable fee for such services) or such person or entity mutually approved by Buyer and Seller as the escrowee, (the "Escrowee"). The Escrow Account shall be funded with the ten percent (10%) balance of the Purchase Price for the Assets, as described in Sections 12.2 (said funds are referred to herein as the "Escrow Fund").

                  (b) The Escrow Fund shall be made available under the terms of an escrow agreement in the form of Exhibit 12.3 (the "Escrow Agreement") among the Escrowee, Buyer and Seller for the purpose of satisfying claims of Buyer against Seller. The parties agree that the Escrow Fund shall not be the sole remedy or source of payment for Buyer.

                  (c) The Escrowee shall act with respect to investment and disbursement of the Escrow Fund as directed in the Escrow Agreement.

         XII.4    [Omitted].

         XII.5 Tax Allocation of Purchase  Price.
        The Purchase Price shall be allocated among the respective portions of the assets, in accordance with an allocation schedule to be prepared by Buyer. Such allocation schedule shall be prepared in accordance with section 1060 of the Code. In connection with the determination of the foregoing allocation schedules, Seller shall cooperate with Buyer and provide such information as Buyer shall reasonably request. Seller and Buyer will each report the federal, state, local and other tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.

         XII.6  Payment  of Other  Amounts.
At Closing, Buyer shall pay to Seller, in the same manner as the payment of the Purchase Price, the following amounts:

                  (a) the amount, if any, which Buyer is obligated to pay to Seller pursuant to Section 4.7, and;

                  (b) the amount, if any, which Buyer is obligated to pay to Seller for FF&E and Store Supplies in Seller's Warehouse which Buyer has elected to purchase pursuant to Article V.


              XIII.  ASSUMPTION OF SPECIFIED LIABILITIES

         XIII.1   Assumption  of  Specified   Liabilities.
                        Buyer shall assume, as of the Closing Date, and thereafter shall pay, perform, and discharge the Specified Liabilities, which shall include only the following:

                  (a) Seller's obligations under the Leases for the Delivered Stores and under the Contracts from and after the Closing Date; but only to the extent described in Section 2.2 and Section 6.2, respectively; and

                  (b) As of the Closing Date, Seller's obligations under the Purchase Orders but only to the extent described in Section 4.2 hereof.

         Notwithstanding anything in this Agreement to the contrary, Buyer shall not assume any liability, obligation or payment related to, attributable to or arising out of the performance or non-performance of any Lease, Contract or Purchase Order for any period prior to the Closing Date or for any event occurring prior to the Closing Date.

         XIII.2 Excluded Liabilities.                           Buyer and Seller
acknowledge that Buyer does not intend to acquire nor is it acquiring an ongoing business from Seller for any purpose, and does not intend to be nor shall it be a successor Person for any purpose. Notwithstanding anything in this Agreement to the contrary, Buyer is not assuming and shall not be deemed to have assumed any liabilities, debts or obligations of Seller other than the Specified Liabilities. For purposes of clarity, the Specified Liabilities shall not, and shall in no event be deemed to, include any of the following liabilities, debts and obligations of Seller:

                  (a) any obligation under any financing or other encumbrance on, affecting or related to any of the Stores, the Assets or other assets of Seller;

                  (b) any obligations for any Federal, state, Commonwealth or local income, sales, use, property, municipal license tax or other taxes or assessments or any penalties or interest relating to any such taxes or assessments or any combination of the above relating to (i) the Stores or Assets on or prior to their transfer to Buyer (ii) Seller's other assets, (iii) their transfer to Buyer or (iv) Seller's operations;

                  (c) any employment-related Claims, including but not limited to Claims arising from or in any way related to policies, authorizations, licenses and accounts required by the applicable laws or any obligations for taxes, accrued salaries, wages, commissions, bonuses, pensions, workers and unemployment compensation, sick pay, vacation pay, severance pay, other compensation, benefit plan contributions or other employee benefits for any of Seller's employees or any amounts for which Seller may become liable to any Person or governmental entity under the provisions of ERISA or the regulations promulgated thereunder;

                  (d) any obligations which may arise under (i) the Multi-Employer Pension Plan Act, (ii) the Worker Adjustment and Retraining Notification Act of 1988 or (iii) any similar plant closing act, law, ordinance or regulation resulting from termination by Seller of the employment of any of Seller's employees;

                  (e) any obligations or liabilities with respect to any litigation commenced or Claims made at any time before, on or after the Closing Date;

                  (f) any Claims relating to payment for merchandise inventory or amounts, other than Purchase Orders assumed by Buyer hereunder, owed by Seller or indebtedness of Seller to any bank, credit card company, lending institution, vendor or supplier or any indebtedness of Seller under any notes or commercial paper issued by Seller;

                  (g) all obligations under any agreement (including without limitation any Lease), the benefits of Seller in, to or under which are excluded from the Delivered Stores or Assets actually acquired by Buyer hereunder;

                  (h) any liability under any collective bargaining or labor union agreement whereby personnel are or were employed by Seller;

                  (i) any obligations for returned checks or credit card chargebacks arising from sales from a Store prior to the Closing Date (which documentation for returned checks or chargebacks shall be promptly forwarded by Buyer to Seller);

                  (j) any obligation to pay for returned merchandise inventory which was purchased from a Store prior to the Closing Date except as otherwise provided herein;

                  (k) any obligation under any civil rights, wage and hour or equal employment opportunity acts, laws, ordinances or regulations;

                 (l) any obligation with respect to any lay-away contracts entered into by Seller or customer Claims with respect to Inventory or Seller's operation of the Stores;

                  (m) any consideration, fee or payment due or payable to any Landlord under any Lease as a result of the assignment of any Lease from Seller to Buyer; and

                  (n) any claim made by any Landlord under any Lease with respect to any consideration paid by Buyer to Seller as contemplated by this Agreement.

         XIII.3  Indemnification  for  Excluded  Liabilities.
                       Each Seller, jointly and severally, shall Indemnify Buyer in accordance with Section 19.3 with respect to Claims arising out of or related in any way to any liabilities, debts or obligations of Seller which are not Specified Liabilities.

                XIV.  CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

         The obligations of Buyer to Close under this Agreement are, at the option of Buyer, subject to satisfaction of the following conditions precedent on or before the Closing Date:

         XIV.1    Omitted

         XIV.2 Representations True as of the Closing Date.
                                The  representations  and  warranties  of Seller
contained herein shall be true in all respects, (except as would not have a material adverse effect on the Division's business or Assets and for such changes as are contemplated by the terms of this Agreement), on and as of the Closing Date with the same force and effect as though made by each Seller on and as of the Closing Date.

         XIV.3  Compliance  with Agreements and  Covenants.
                          Seller shall, in all material respects, have performed
all of Seller's obligations and agreements and complied with all of Seller's covenants contained in this Agreement to be performed and complied with by Seller on or prior to the Closing Date. In addition, Seller shall have delivered to Buyer a certificate dated as of the Closing Date, in form and substance satisfactory to Buyer, signed by an executive officer of Seller, certifying as to compliance with Section 14.2 and this Section 14.3. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that for the purposes of this Agreement other than with respect to the conditions to closing as set forth above in Section 14.2 and the preceding paragraph of this
Section 14.3, but subject to all other provisions of this Agreement, Seller's representations, warranties and covenants as set forth herein in Article VIII and elsewhere as of the date of the execution of this Agreement shall be deemed to be the representations, warranties and covenants in effect on the Closing Date and shall be deemed to be true and correct in all respects as of the Closing Date. Accordingly, if as of the Closing Date a breach of any warranty, representation or covenant has occurred but is not material for the purposes of
Section 14.2 or 14.3, Buyer shall be obligated (subject to fulfillment or waiver by Buyer of the other conditions described in this Article XIV) to close but shall be entitled, subject to all other provisions of this Agreement including without limitation Section 19.4, to Indemnification to the extent provided in this Agreement for any Claims caused by such breach regardless of the fact that such breach may not be material in the sense contemplated by the language regarding Buyer's closing condition as set forth above in Section 14.2 and this
Section 14.3. All such Claims for Indemnification shall be subject in all respects to the provisions and limitations of Article XIX hereof.

         XIV.4 Opinion of  Counsel.                             Buyer shall have
received opinions, dated the Closing Date, from both Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel for Seller, and the general counsel of Seller in the form attached as Exhibit E.

         XIV.5 Expiration of HSR Waiting  Period.
         Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action to prevent consummation of this Agreement, or to require the disposition of some of Buyer's assets or business or some of the Division's Assets or the Division's business.

         XIV.6  Other   Agreements.                              All  the  other
agreements, certificates and instruments to be delivered to Buyer in connection with the Closing shall have been delivered to Buyer, including, without limitation, the Noncompetition and Nonsolicitation Agreement described in
Article XXIV hereof and the Guaranty.

         XIV.7 Actions or Proceedings.                              No action or
proceeding by any governmental authority or any other Person shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         XIV.8  Termination of Employees.                                 Seller
shall have provided Buyer with satisfactory evidence of Seller's compliance with its obligations pursuant to the second sentence of Section 11.1.

         XIV.9 Qualitative and Quantitative  Delivered Store  Minimum.
                                               As of ten (10) days  prior to the
Closing and as of Closing, Seller shall have obtained and delivered to Buyer Satisfactory Assignments with respect to, and Seller being in a position to transfer to Buyer hereunder, at least 140 Stores, of which 70 must be in the top 50% of the Stores, and 35 of the 70 must be in the top 25% of the Stores, such ranking to be on the basis of contribution to overhead as ranked and shown on the attached Schedule 14.9.

         In its sole discretion, Buyer may elect to waive any of the foregoing conditions in whole or in part with respect to the Closing; provided, however, that if the Closing occurs despite nonfulfillment of a condition or conditions thereto, such condition or conditions shall be waived, solely as conditions with respect to the Closing, to the extent not fulfilled, but all other provisions (including without limitation all of Seller's representations, warranties and covenants) of this Agreement with respect thereto shall remain unaffected thereby and shall not be deemed waived, contravened or modified in any way.

            XV.  CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

         The obligations of Seller to Close under this Agreement are, at the option of Seller, subject to satisfaction of the following conditions precedent on or before the Closing Date:

         XV.1 Consents and Approvals.                           All consents and
approvals in writing reasonably satisfactory to Seller shall have been received by Seller from any lenders, lessors, governmental authorities or other Persons whose consent or approval is required for this transaction as determined by Seller as set forth on Schedule 15.1.

         XV.2 Representations  True as of Closing Date.
                    The representations and warranties of Buyer contained herein shall be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made by Buyer on and as of the Closing Date.

         XV.3  Compliance  with  Agreements and  Covenants.
                           Buyer shall, in all material respects, have performed
all Buyer's obligations and agreements and complied with all Buyer's covenants contained in this Agreement to be performed and complied with by Buyer on or prior to the Closing Date. In addition, Buyer shall have delivered to Seller a certificate dated as of the Closing Date, signed by an executive officer of Buyer, certifying as to compliance with Section 15.2 and this Section 15.3.

                  Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that for the purposes of this Agreement other than with respect to the conditions to closing as set forth above in Section
15.2 and the preceding paragraph of this Section 15.3, but subject to all other provisions of this Agreement, Buyer's representations, warranties and covenants as set forth herein in Article IX and elsewhere as of the date of the execution of this Agreement shall be deemed to be the representations, warranties and covenants in effect on the Closing Date and shall be deemed to be true and correct in all respects as of the Closing Date. Accordingly, if as of the Closing Date a breach of any warranty, representation or covenant has occurred but is not material for the purposes of Section 15.2 or 15.3, Seller shall (subject to fulfillment or waiver by Seller of the other conditions described in this Article XV) be obligated to close but shall be entitled, subject to all other provisions of this Agreement including, without limitation, Section 19.4, to Indemnification to the extent provided in this Agreement for any Claims caused by such breach regardless of the fact that such breach may not be material in the sense contemplated by the language regarding Seller's closing condition as set forth above in Section 15.2 and this Section 15.3. All such Claims for Indemnification shall be subject in all respects to the provisions and limitations of Article XIX hereof.

         XV.4 Opinion of  Counsel.                             Seller shall have
received opinions, dated the Closing Date, from both Lathrop & Gage L.C., counsel for Buyer, and the general counsel of Buyer in the form attached as Exhibit F.

         XV.5  Expiration  of HSR Waiting  Period.
         Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without action to prevent consummation of this Agreement, or to require the disposition of some of Seller's assets or business.

         XV.6  Other   Agreements.                               All  the  other
agreements, certificates and instruments to be delivered to Seller in connection with the Closing shall have been delivered by Buyer.

         XV.7 Actions or  Proceedings.                              No action or
proceeding by any governmental authority or any other Person shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         XV.8   Qualitative  and   Quantitative   Delivered  Store   Minimum
                                                       As of ten (10) days prior
to the Closing and as of Closing, Seller shall have obtained and delivered to Buyer Satisfactory Assignments with respect to, and Seller shall be in a position to transfer to Buyer hereunder, at least 140 Stores, of which 70 must be in the top 50% of the Stores, and 35 of the 70 must be in the top 25% of the Stores, such ranking to be on the basis of contribution to overhead as ranked and shown on the attached Schedule 14.9.

         XV.9 Issuance of Buyer's  Backup  L/C's.
        Buyer shall have procured a Buyer's Backup L/C in respect of each Open L/C, if any.

         In its sole discretion, Seller may elect to waive any of the foregoing conditions in whole or in part with respect to the Closing; provided, however, that if the Closing occurs despite nonfulfillment of a condition or conditions thereto, such condition or conditions shall be waived solely as conditions with respect to the Closing, to the extent not fulfilled, but all other provisions (including without limitation all of Buyer's representations, warranties and covenants) of this Agreement with respect thereto shall remain unaffected thereby and shall not be deemed waived, contravened or modified in any way.

                            XVI. CLOSING

         XVI.1 Closing.                    Subject to the satisfaction or waiver
of the conditions expressly stated herein, the Closing shall take place at the offices of Payless ShoeSource, Inc., Topeka, Kansas, at 9:00 a.m. local time, on March 31, 1997, or on such earlier date following satisfaction or waiver of all of Buyer's and Seller's conditions as may be agreed by Buyer and Seller. Both parties agree to notify each other when all of their respective conditions have been either satisfied or waived. Seller shall immediately notify Buyer when the condition set forth in Section 14.9 is satisfied.

         XVI.2 Deliveries by  Seller.                           At the Closing,
Seller shall deliver to Buyer the following:

                  (a) Satisfactory Assignments(a) Satisfactory Assignments at least for the minimum number of Stores set forth in Section 14.9 (except to the extent previously delivered pursuant to Section 14.9).

                  (b) Documents of Transfer.                      Bills of sale,
assignments and other documents reasonably satisfactory to Buyer and Seller evidencing the sale, assignment and transfer of the Assets to Buyer in form and substance reasonably satisfactory to both parties. At the Closing, Seller shall execute and deliver to Buyer all assignments and other documents in form and substance reasonably satisfactory to Buyer and Seller, necessary to then convey to Buyer all of the Intellectual Property, and all of the Records.

                  (c)      Closing Certificate.  The certificate referred to in
Section 14.3, duly executed by an executive officer of Seller.

                  (d) Opinion of Counsel. The opinions of Seller's counsel and general counsel referred to in Section 14.4.

                  (e)      The Records and Miscellaneous AssetsThe Records and
Miscellaneous Assets.   The Records and the Miscellaneous Assets.

                  (f)      Possession of Delivered Stores.   The possession
of the Delivered Stores, including all keys thereto.

         XVI.3  Deliveries by  Buyer.                           At the Closing,
Buyer shall deliver to Seller the following:

                  (a) Closing  Payment.                       The portion of the
Purchase Price payable at the time of Closing as provided in Section 12.2 (plus the other amounts due to Seller hereunder at Closing, including without limitation under Section 12.6) to an account designated by Seller.

                  (b)      Closing Certificate.  The certificate referred to in
Section 15.3, duly executed by an executive officer of Buyer.

                  (c) Opinion of Counsel. The opinions of Buyer's counsel and general counsel referred to in Section 15.4.

                       XVII. TERMINATION

         XVII.1 Termination.               This Agreement may be terminated
at any time at or prior to the Closing:

                  (a) Mutual Consent. At any time, with the mutual consent of the Seller and Buyer; or

                  (b) By Buyer or Seller(b) By Buyer or Seller. By Buyer or Seller at any time after March 31, 1997, if the Closing shall not have occurred on or before March 31, 1997, provided that the failure to complete the Closing on or before March 31, 1997 does not result from a material breach of any covenant, agreement, representation or warranty made by the terminating party in this Agreement.

         XVII.2 Effect of Termination.                               Termination
of this Agreement pursuant to Section 17.1 hereof shall not in any way terminate, limit or restrict the rights and remedies of any party hereto, subject to the provisions of this Agreement, against any other party that has violated or breached any of the representations, warranties, covenants, agreements or other provisions of this Agreement prior to termination hereof. The provisions of Section 25.16(b) shall survive any termination of this Agreement.

                          XVIII. NOTICES

         All notices, consents, requests, approvals, instructions, elections and other communications (collectively "Notice") provided for or permitted hereunder shall be in writing and shall be given, made, or communicated either by personal delivery, by facsimile or telecopy transmission, by reliable overnight courier, or by registered or certified mail, postage prepaid, and addressed as follows:

                  (a)      if to Seller, to the attention of the President, at
J. Baker, Inc., Alan I. Weinstein, 555 Turnpike Street, Canton, Massachusetts, 02021, telecopier (617)821-4867, with a copy thereof to General Counsel, J. Baker, Inc., 555 Turnpike Street, Canton, Massachusetts, 02021, telecopier
(617)-821-4867);

                  (b) if to Buyer, to the attention of the Chairman, at 3231 East Sixth Street, P.0. Box 1189, Topeka, KS 66601, telecopier (913) 295-6804; with a copy thereof to General Counsel, at 3231 East Sixth Street, P.0. Box 1189, Topeka, KS 66601, telecopier (913) 368-7524;

or to such other address as the party who is to receive such Notices shall notify the other party of in accordance with the foregoing. Any Notice shall be deemed to have been given, made, received or communicated, as the case may be, on the date personal delivery was effected if personally served, on the date shown on the sender's receipt of its facsimile or telex transmission if by facsimile or telex, on the date shown as the date of delivery on the overnight courier's cartage copy if by overnight courier, or on the date of delivery (or attempted delivery) as shown on the return receipt if delivered by registered or certified mail.

                     XIX.  INDEMNIFICATION

         XIX.1 Seller's  Indemnification of Buyer.
          In addition to other indemnities of Seller provided for herein, each Seller, jointly and severally, shall Indemnify Buyer against any Claim arising from or related to (i) any misrepresentation by Seller contained herein, (ii) any breach of representation or warranty by Seller contained herein, (iii) any non-fulfillment of any covenant or agreement by Seller contained herein, and
(iv) any claim by a mortgagee or lender of any landlord under any Lease for a Delivered Store or any other Person having a security interest or other interest in a Delivered Store arising out of a failure of such Landlord to obtain any required consent of such Mortgagee, Person or Lender in connection with the assignment of such Lease hereunder, provided, however, that such Mortgagee, Person or Lender, or its predecessor in interest, was the Mortgagee, Person or Lender at or prior to the time of the Closing. Seller shall further Indemnify Buyer with respect to product liability, forced labor or other Claims arising out of or with respect to the Inventory and Inventory on Order acquired hereunder and with respect to Seller's operations of the Stores, prior to the Closing Date, including without limitation with respect to Claims under warranties or guarantees given to invitees of Seller and with respect to Claims of any invitees seeking redress for personal injury or damage to or loss of property.

         XIX.2 Buyer's Indemnification of Seller.
        In addition to the other indemnities of Buyer provided for herein, Buyer shall Indemnify Seller with respect to any misrepresentation by Buyer contained herein, breach of warranty by Buyer contained herein, or any non-fulfillment of any warranty or representation or any non-fulfillment of any covenant or agreement by Buyer contained herein. Buyer shall further Indemnify Seller with respect to Claims not caused by Seller arising out of events occurring after the Closing related to Buyer's operations of the Stores, including without limitation Claims under warranties or guarantees given to invitees of Buyer and Claims of any invitees of Buyer seeking redress for personal injury or damage to or loss of property.

         XIX.3 Procedure for Indemnified  Third Party  Claim.
                                 Promptly  after receipt by a party  entitled to
indemnification hereunder (the "Indemnitee") of written notice of the assertion of any Claim or the assertion or the commencement of any litigation with respect to any matter referred to in Sections 19.1 or 19.2 or otherwise subject to indemnification under any provision of this Agreement, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless and to the extent the Indemnitor is adversely affected by such failure. In case any litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such litigation and, at the Indemnitor's option, may assume the defense and settlement thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's sole expense. If the Indemnitor so assumes the defense and settlement, the Indemnitee may participate in such defense with counsel of its choice, but any participation in any litigation or threatened litigation by the Indemnitee once defense thereof has been assumed by the Indemnitor shall be at the expense of the Indemnitee. Notwithstanding the foregoing, if the Indemnitor
(a) fails to assume the defense of such matter or provides an inadequate defense, or (b) is subject to a conflict of interest which impairs its ability to conduct such defense, the Indemnitee may assume and control the defense and settlement of such matter at the Indemnitor's expense, provided, that the Indemnitor shall not be liable for the fees and expenses of more than one law firm in any one proceeding. If the Indemnitor shall assume the defense and settlement of any litigation, it shall not settle the litigation without the Indemnitee's consent (which shall not be unreasonably withheld) unless (i) the Indemnitor pays the cost of any settlement in full, (ii) the settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, reasonably satisfactory to the Indemnitee, from all liability with respect to such litigation, and (iii) the settlement does not in any way restrict the activities of the Indemnitee. The Indemnitee shall in no event settle any Claim without the Indemnitor's consent, which shall not be unreasonably withheld.

         XIX.4 Limitation and  Liability.                                Seller
(i.e., J. Baker, Inc. and JBI collectively) and Buyer shall have no liability under , or in any way related to, this Agreement for any Claim made by the other until the aggregate amount of liability for all such Claims exceeds $50,000, and then only to the extent of such excess. In addition, in no event shall the total liability of Seller (i.e., J. Baker, Inc. and JBI collectively) or Buyer under, or in any way related to, this Agreement (other than obligations to make the payments referred to in Section 12.2 when and as due) exceed $7,500,000 in aggregate amount, except that (i) Seller's obligations to indemnify Buyer for liabilities arising under WARN from the termination of Seller's employees in connection with the sale of the Division contemplated hereby and (ii) Seller's obligation to indemnify Buyer under Section 7.2 (Claims of the type described in these clauses (i) and (ii), "Special Claims") shall not be subject to such $7,500,000 maximum, nor shall payments by Seller to Buyer in connection with such Special Claims be included in such $7,500,000 maximum.

         XIX.5  Survival;  Time and  Manner of  Claims.
                  The representations and warranties of Buyer and Seller herein, and the covenants of Buyer and Seller herein to be performed prior to Closing, shall survive Closing until that date which is two years after the Closing Date. No action or Claim arising under or in any way related to this Agreement may be brought or made unless such action or Claim has been specified in reasonable detail in a written notice from Buyer to Seller or from Seller to Buyer, as the case may be, on or before that date which is two years after the Closing Date.

         XIX.6  Guarantee  by  Seller's  Affiliate.
            Casual Male, an Affiliate of Seller, (the "Guarantor") as an inducement to Buyer to enter into this Agreement, hereby guarantees the prompt payment or performance of all obligations of Seller under this Agreement, including without limitation, Seller's obligations to Indemnify Buyer contained herein, all pursuant to the form of Guaranty attached hereto as Exhibit G.

                          XX. BULK SALES

         Buyer hereby waives compliance with all bulk sales or similar laws with respect to the transactions contemplated by this Agreement. In the event of any Claim relating to or arising out of any bulk sales or similar laws or Seller's failure to comply therewith, Seller shall Indemnify Buyer with respect thereto in accordance with Section 19.3.

                          XXI. BROKERAGE

         Buyer represents and warrants to Seller that no Person acted on its behalf in the capacity of broker or otherwise in connection with the matters contemplated by this Agreement. Buyer shall Indemnify Seller with respect to any Claims by anyone claiming a brokerage commission or other compensation through or from Buyer. Seller represents and warrants to Buyer that no Person acted on their behalf in the capacity of broker or otherwise in connection with the matters contemplated by this Agreement. Seller shall Indemnify Buyer with respect to any Claims by or on behalf of anyone claiming a brokerage commission or other compensation through or from Seller.


                        XXII. PRORATIONS

         XXII.1  Prorations   Generally.                              All  Lease
payments or other payments, fees, charges or assessments relating to the period culminating on the Closing Date with respect to the Assets to be acquired by Buyer (other than rent which is based upon a percentage of sales) including, but not limited to, real estate taxes (but excluding personal property taxes), common area maintenance charges (both exterior and interior), utilities, and (only to the extent provided under a Contract) equipment maintenance shall be prorated between Seller and Buyer as of the Closing Date on the basis of the number of days before and after such date, Seller to have the last day.

         XXII.2 Percentage  Rent.                            Any percentage rent
based on a percentage of sales due under a Lease for a Delivered Store for the lease year (as defined in the applicable Lease) in which the Closing Date falls shall be prorated in accordance with the formula set forth on Schedule 22.2.

         XXII.3 Payment of  Prorations.                        Payments  arising
with respect to any adjustments to reflect prorations shall be made as soon as practicable after such proration calculation is completed. The debtor party shall pay to the creditor party, from time to time, the amount of such prorations within ten (10) days of the debtor party's receipt of a bill therefor, together with supporting documentation.

         XXII.4 Transfer Taxes.                           The parties shall each
pay fifty percent (50%) of any and all sales, use or other transfer tax arising out of the transactions contemplated herein.

                   XXIII.  EXCLUSIVITY

         Seller shall not negotiate with, or enter into a letter of intent or a binding agreement with, any party other than Buyer with respect to the sale, transfer or assignment of any of the Assets.

       XXIV.  NONCOMPETITION AND CESSATION OF BUSINESS.

         XXIV.1  Covenant  not to  Compete.
At Closing,   Seller  shall  enter  into  the  Noncompetition  and
Nonsolicitation Agreement attached hereto as Exhibit H.

         XXIV.2  Cessation  of  Business.
On the Closing Date, Seller shall cease operation of the Undelivered Stores and shall cease to use the Intellectual Property in connection with any store or business of Seller or otherwise. To the extent permitted under the related Lease or by the related Landlord Seller shall place such signs as Buyer may request on the Undelivered Stores.

                    XXV.  MISCELLANEOUS

         XXV.1 Entire  Agreement.                  This Agreement  contains the
entire agreement and understanding, both written and oral, between Seller and Buyer with respect to the transactions contemplated hereby and supersedes all other agreements and understandings, both written and oral, among the parties. This Agreement shall not be modified, changed or terminated orally, but only by an agreement in writing signed by the Person against whom enforcement of any waiver, change, modification or discharge is sought. Except as may be otherwise provided herein, the representations, warranties, covenants, indemnities and terms of this Agreement shall survive the Closing and shall not merge in any assignment.

         XXV.2   Assignability.                This   Agreement   shall  not  be
assignable by Seller without the prior consent of Buyer. Buyer may freely assign its rights under this Agreement, in whole or in part to a wholly-owned Subsidiary of Buyer, or an Affiliate of Buyer; provided, however, that no such assignment or succession of assignments shall relieve Buyer of its obligations hereunder. Buyer may designate any Subsidiary or Affiliate of Buyer to acquire any of the Assets to be transferred hereunder. Subject to the foregoing provisions, this Agreement shall be binding upon Seller and Buyer and their respective successors, assigns, successors in interest, administrators, legal representatives and executors.

         XXV.3 Access to Premises,  Books and  Records.
             Notwithstanding any specific obligations set forth in certain other provisions of this Agreement pertaining to the provision of documents or records or access thereto, from and after the date hereof, Seller shall afford to Buyer and its duly authorized officers and other representatives, including Buyer's lawyers, engineers, accountants and consultants, full access at all times during reasonable business hours, to Seller's premises, and to such of Seller's books, records, materials, other data and information of or pertaining to the Assets as Buyer may reasonably deem necessary or desirable, and such right of access shall include the right to copy any or all of the foregoing and shall continue after the Closing Date for such reasonable time, not to exceed two (2) years, as Buyer shall require under the circumstances. Seller shall not destroy any of the foregoing until following the expiration of the two (2) year period contemplated by this Section 25.3.

         XXV.4 Choice of  Law.                           This Agreement shall be
construed and enforced in accordance with, and the rights of the parties shall be governed by, Kansas law, without regard to conflicts of law principles thereof.

         XXV.5  Severability.              If any  provision  of this  Agreement
shall to any extent be held void or unenforceable, said provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of said provision to persons or circumstances other than those in respect of which it is deemed void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of said provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provision of this Agreement which is specifically conditioned on the voided aspect of said invalid provision shall also be deemed modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

         XXV.6 Further Assurances.                   Seller covenants and agrees
that Seller shall from time to time, upon the request of Buyer, whether before or after the Closing Date, perform all reasonable acts and execute all such transfers, conveyances, assignments, assumptions, assurances and other documents, as Buyer may from time to time reasonably request be done or executed provided Seller is not required to incur any cost or expense not otherwise required by this Agreement, to consummate the transaction contemplated herein.

         XXV.7 Counterparts.                   This Agreement may be executed in
one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         XXV.8   Headings.                     The   headings   of  the  various
subdivisions of this Agreement are for convenience and reference only and shall not affect the interpretation of any of the provisions of this Agreement.

         XXV.9 No Third Party  Beneficiaries.
The provisions of this Agreement are for the exclusive benefit of Buyer and Seller and not for the benefit of any third Person, except for successors, assigns and designees specifically permitted under this Agreement. This Agreement shall not be deemed to have conferred any rights upon any third Person, except for successors, assigns and designees specifically permitted under this Agreement.

         XXV.10  Expenses.                    Buyer and  Seller  shall each bear
their own expenses and costs, including attorneys' fees and expenses, in connection with the negotiation, preparation and consummation of this Agreement, except as set forth in this Agreement; provided, that Buyer shall pay the filing fee under the HSR Act.

         XXV.11  Remedies   Cumulative.                              No  remedy
referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law or in equity.

         XXV.12 Expenses of Litigation.                        In the event any
party shall institute any action or proceeding against the other relating to the provisions of this Agreement, or any default hereunder, then the unsuccessful litigant in such action or proceeding shall reimburse the successful litigant therein for the reasonable expenses of attorneys' fees (including the reasonable cost of outside counsel and costs reasonably allocable to in-house counsel) and disbursements reasonably incurred therein by the successful litigant.

         XXV.13 Locative  Adverbs.                 The terms "hereof," "hereby,"
"hereunder," "this Agreement" and similar expressions refer to this Agreement as a whole and not to any particular article, paragraph or other portion hereof, unless the context clearly requires otherwise; words importing the singular number only include the plural and vice versa; and words importing the masculine gender include the feminine and neuter genders and vice versa, where the context so requires. Any Table of Contents or Index appearing herein is also for convenience of reference and shall not affect the interpretation of this agreement.

         XXV.14 Exhibits.                    All exhibits and schedules referred
to in this Agreement and attached hereto are and shall be incorporated in this Agreement and made a part hereof.

         XXV.15  Waiver of  Default.                    A waiver of default by a
party must be in writing and no such waiver shall be implied from any omission by a party to take, any action in respect of such default. No express written waiver of any default shall affect any default and period of time other than the default and period of time specified in such express waiver. One or more written waivers of default in the performance of any provision of this Agreement shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other term or provision contained herein. A party's consent to or approval of any act or request by another party requiring consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar acts or requests.

         XXV.16   Press Releases and Confidentiality.

                  (a) From and after the date of execution of this Agreement until the Closing Date, Buyer and Seller shall each provide to the other, in advance, copies of press releases and public announcements relating to the matters contemplated in this Agreement and shall not issue such press releases or announcements without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that such press releases and public announcements may be made by either party without the consent of the other party but only if (i) the party wishing to issue the press release or make the announcement has been advised by legal counsel that such release or announcement is advisable from a legal standpoint and (ii) a copy of the release or announcement is furnished, in advance, to the other party.

                  (b) Until the Closing Date, the parties will continue to abide by and be subject to that certain letter agreement dated November 8, 1996 concerning confidentiality.

         XXV.17  References to Articles and  Sections.
        All references in this Agreement to a given Article or a given Section (without further identification) refer to the applicable Article or Section of this Agreement.

         XXV.18 Joint  Preparation.                    This  Agreement  shall be
deemed to have been prepared jointly by Buyer and Seller. No ambiguity, if any, contained in this Agreement shall be interpreted against either Buyer or Seller, but according to the application of rules for the interpretation of contracts.

         XXV.19   [Omitted].

         XXV.20   Increased   Promotional   Efforts.
          Buyer acknowledges that prior to execution of this Agreement the Division began increased promotional and markdown efforts with a view to selling the Division's merchandise inventory with a Fall 1996 season code or earlier ("Aged Inventory") prior to the Closing Date at a rate that is greater than would occur if the Division had maintained selling efforts in the ordinary course of business and consistent with past business practices. Seller anticipates that such increased selling efforts with respect to Aged Inventory will continue through the Closing. The representations, warranties and covenants made in this Agreement, including without limitation in Sections 8.10, 10.2 and 10.6, are qualified to the extent such representations, warranties and covenants are inconsistent with the increased selling efforts with respect to Aged Inventory described herein and such increased selling efforts with respect to Aged Inventory and the consequences thereof shall not be deemed to have caused a breach of any of the foregoing.

         XXV.21 Former Information.                            After the Closing
Buyer shall reasonably cooperate, as and to the extent reasonably requested by Seller, in connection with Seller's request to review any books and records or other materials which may have been transferred to Buyer hereunder for the purpose of enabling Seller to comply with any governmental reporting or address any other reasonable matter, including but not limited to, the preparation of tax returns or regulatory reports and any audit or litigation proceedings.

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


         IN WITNESS WHEREOF, the parties hereto have executed his Agreement on the day and year set forth in the Preamble.

PAYLESS SHOESOURCE, INC.

By:    /S/ STEVEN J. DOUGLASS
    ----------------------------
Name:  Steven J. Douglass

Title: Chairman and Chief Executive Officer


JBI, INC.

By:  /s/ Alan I. Weinstein
   -----------------------------

Name:    Alan I. Weinstein

Title:   President and Acting CEO

J. BAKER, INC.

By:   /s/ Alan I. Weinstein
    -----------------------------
Name:     Alan I. Weinstein

Title:     President and Acting CEO